UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Centennial Communications Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CENTENNIAL COMMUNICATIONS CORP.
3349 Route 138
Wall, New Jersey 07719

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 25, 2008

The 2008 Annual Meeting of Stockholders of Centennial Communications Corp. (the “Company” or “Centennial”) will be held at The Waldorf=Astoria Hotel, 301 Park Avenue, New York, NY 10022, on September 25, 2008, at 10:00 a.m., local time. The purposes of the meeting are:

1.	To elect eleven directors to serve until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.

2.	To approve the Company’s 2008 Stock Option and Restricted Stock Purchase Plan.

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2009.

4.	To transact such other business as may properly come before the meeting.

We cordially invite all stockholders to attend. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy. The Board of Directors has set August 7, 2008 as the record date for the Annual Meeting. This means that owners of common stock at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting.

We enclose with this Notice the Company’s Proxy Statement for the Annual Meeting and the Company’s 2008 Annual Report to Stockholders.

By Order of the Board of Directors

Tony L. Wolk
Senior Vice President, General Counsel and Secretary

August 13, 2008

Whether or not you expect to attend the Annual Meeting, please read the accompanying Proxy Statement and promptly complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no postage if mailed within the United States, or vote by phone or via the Internet. The proxy, or any vote by phone or the Internet, is revocable by you at any time prior to its use at the Annual Meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned, or voted by phone or the Internet, to assure that all your shares will be voted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on September 25, 2008

This Proxy Statement and the Company’s 2008 Annual Report to Stockholders are available electronically at www.ir.centennialwireless.com.

PROXY STATEMENT
PRINCIPAL STOCKHOLDERS OF THE COMPANY
Proposal 1 ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Proposal 2 APPROVAL OF THE CENTENNIAL COMMUNICATIONS 2008 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
Proposal 3 RATIFICATION OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS

CENTENNIAL COMMUNICATIONS CORP.
3349 Route 138
Wall, New Jersey 07719

PROXY STATEMENT

General

The Board of Directors of Centennial Communications Corp. (“Centennial,” the “Company,” “we” or “us”) is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at our 2008 Annual Meeting of Stockholders to be held at The Waldorf=Astoria Hotel, 301 Park Avenue, New York, NY 10022, on September 25, 2008 at 10:00 a.m., local time, and at any adjournment or adjournments of the Annual Meeting. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about August 18, 2008.

At the Annual Meeting, stockholders of the Company will be asked to:

1.	elect eleven directors to serve until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2.	approve the Company’s 2008 Stock Option and Restricted Stock Purchase Plan; and

3.	ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2009.

Stockholders may also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The close of business on August 7, 2008 has been selected as the record date for determining the holders of outstanding shares of our common stock entitled to receive notice of and vote at the Annual Meeting. On July 14, 2008, there were 108,161,372 shares of common stock outstanding. Holders of common stock are entitled to one vote per share. All shares of common stock will vote together as one class on all questions that come before the Annual Meeting.

Quorum and Vote Required

To carry on the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the Annual Meeting, either by proxy or in person. Shares of common stock represented by a properly signed and returned proxy are considered present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes are counted as present at the Annual Meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Directors will be elected by a plurality vote of the combined voting power of all shares of common stock present in person or by proxy and voting at the Annual Meeting. Accordingly, votes “withheld” from director-nominee(s) will not count against the election of such nominee(s).

Approval of the other proposals described in this Proxy Statement, or any other matter that may come before the Annual Meeting, will be determined by the vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and voting on such matters. Abstentions and broker non-votes as to particular matters will not count as votes cast for or against such matters and will not be included in calculating the number of votes necessary for approval of such matters.

Electronic Delivery of the Proxy Materials

We are able to distribute the Annual Report and Proxy Statement to shareholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a shareholder’s address and eliminates the cost of producing and mailing these documents. To elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail, please mark the designated box on the proxy card or follow the instructions if you vote by telephone or over the Internet. If you own common shares through a bank, broker or other holder of record, the holder of record may send you instructions on how to view future Proxy Statements and Annual Reports over the Internet. If you have not received these instructions and you would like to view these materials over the Internet, please contact the holder of record. If you choose to view the materials online, next year you will receive a proxy card or voting instructions with the Internet address where you can find the materials. Please be aware that you may have to pay for certain costs in connection with online viewing, such as Internet access and telephone charges.

How to Vote

Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing. You may vote in one of the following ways:

By Telephone.  If you are located in the U.S., you can vote your shares by calling the toll-free telephone number on your proxy card. You may vote by telephone 24 hours a day through 11:59 p.m., Eastern time, on September 24, 2008. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

Over the Internet.  You can also vote your shares over the Internet. Your proxy card indicates the web site you may access for Internet voting. You may vote over the Internet 24 hours a day through 11:59 p.m., Eastern time, on September 24, 2008. As with telephone voting, you will be able to confirm that the system has properly recorded your vote. If you are an owner in street name, please follow the instructions that accompany your proxy materials. You may incur costs such as telephone and Internet access charges if you vote over the Internet.

By Mail.  If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At the Annual Meeting.  The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote those shares at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as our Board of Directors recommends, namely (1) FOR the election of the eleven persons named under “Election of Directors,” (2) FOR the approval of the Company’s 2008 Stock Option and Restricted Stock Purchase Plan and (3) FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending May 31, 2009. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

Revocation of Proxies.  You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our General Counsel, Tony L. Wolk, at Centennial Communications Corp., 3349 Route 138, Wall, New Jersey 07719, (2) submit a later-dated proxy (or voting instructions if you hold shares in street name), (3) provide subsequent telephone or Internet voting instructions or (4) vote in person at the Annual Meeting.

Cost of Solicitation

We will pay all costs of soliciting the enclosed proxies. In addition to solicitation by mail, our officers and regular employees may solicit proxies by telephone or facsimile or in person. We also will request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and we will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The table below contains information regarding the beneficial ownership of our common stock as of July 14, 2008 by each stockholder who owns beneficially 5% or more of our common stock.

As used throughout this Proxy Statement, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date. The number of shares beneficially owned by each stockholder is determined according to the rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under current rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the “beneficial owners” of the same shares.

Unless otherwise noted in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned. The percentage ownership of each stockholder is calculated based on 108,161,372 shares of common stock outstanding on July 14, 2008.

	Number of Shares	Percent of
Name and Address of Beneficial Owner	Beneficially Owned	Class

Welsh, Carson, Anderson & Stowe(1)	24,112,313	22.3%
Thomas E. McInerney(2)	24,112,313	22.3%
Anthony J. de Nicola(3)	24,112,313	22.3%
Tremblant Capital Group(4)	5,500,808	5.1%

(1)	According to information received from Welsh, Carson, Anderson & Stowe (“Welsh Carson”), this consists of 19,122,000 shares held of record by Welsh, Carson, Anderson & Stowe VIII, L.P., and 4,990,313 shares held of record by individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII, L.P.’s sole general partner, including Messrs. McInerney and de Nicola, and individuals employed by its investment advisor, or affiliated entities of such persons. The address for Welsh Carson is 320 Park Avenue, Suite 2500, New York, New York 10022.

(2)	Mr. McInerney, a director of Centennial, owns of record 1,006,584 shares of common stock. Welsh, Carson, Anderson & Stowe VIII, L.P., and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII, L.P.’s general partner, affiliates of Mr. McInerney, or affiliated entities of such persons, own the remaining shares of common stock reflected as beneficially owned by Mr. McInerney. Mr. McInerney disclaims beneficial ownership of such shares except to the extent owned of record by him.

(3)	Mr. de Nicola, a director of Centennial, owns no shares of record; 229,503 shares of common stock are owned of record by a family foundation and 40,932 shares of common stock are owned of record by a family partnership. Welsh, Carson, Anderson & Stowe VIII, L.P., and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII, L.P.’s general partner, affiliates of Mr. de Nicola, or affiliated entities of such persons, own the remaining shares of common stock reflected as beneficially owned by Mr. de Nicola. Mr. de Nicola disclaims beneficial ownership of such shares.

(4)	Based on information provided in a Schedule 13G filed by Tremblant Capital Group on July 22, 2008. The address for Tremblant Capital Group is 767 Fifth Avenue, Floor 12A, New York, NJ 10153.

Certain of our stockholders are parties to a stockholders agreement that is described in detail under “Certain Relationships and Related Transactions” below.

Proposal 1

ELECTION OF DIRECTORS

Eleven persons have been nominated for election as directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees are currently directors.

The Board of Directors recommends a vote FOR each of the below-named nominees.

Under the amended and restated stockholders agreement described in detail under “Certain Relationships and Related Transactions,” certain affiliates of Welsh, Carson, Anderson & Stowe have agreed to establish and maintain a Board of Directors consisting of eleven members. The parties initially entered into the amended and restated stockholders agreement in connection with the January 1999 merger in which these stockholders, together with certain other investors including affiliates of The Blackstone Group, acquired a controlling ownership interest in the Company. Pursuant to an amendment to the amended and restated stockholders agreement dated as of November 29, 2007, the affiliates of The Blackstone Group no longer are parties to, and have no rights and are entitled to no benefits under, nor have any obligations under, the amended and restated stockholders agreement. Under the amended and restated stockholders agreement as currently in effect, the stockholders party to the agreement have agreed to vote for the election of our directors as described below:

•	So long as the Welsh Carson investors own not less than 25% of the common stock (as adjusted for stock splits) owned by them on January 20, 1999, they can elect three directors. Currently Thomas E. McInerney, Anthony J. de Nicola and Darren C. Battistoni serve as the Welsh Carson investors’ board representatives.

•	Our Chief Executive Officer, who is currently Michael J. Small, will serve on our Board of Directors.

•	The remaining directors are elected by all of the stockholders, including the stockholders party to the agreement. At least three of these directors must be qualified as independent directors under the rules applicable to any company whose securities are traded on the Nasdaq Global Select Market and cannot be an employee or officer of Centennial (or any of our subsidiaries) or any of our stockholders who are party to the amended and restated stockholders agreement (or their respective stockholders, members or partners).

For more information about the amended and restated stockholders agreement, see “Certain Relationships and Related Transactions — Stockholders Agreement.”

The parties to the amended and restated stockholders agreement will vote for the election of the nominees named below unless, by reason of death or other unexpected occurrence, one or more of such nominees is not available for election. If a nominee is unavailable to serve, the parties to the stockholders agreement, and in the absence of instructions to the contrary, the proxy holders named in the accompanying proxy, will vote for a substitute nominee or nominees designated by the Board of Directors or the respective party to the stockholders agreement, or, if no substitute nominee or nominees are so designated, the membership of the Board of Directors will be reduced. The Board of Directors has no reason to believe that any of the nominees listed below will not be available to serve.

On September 27, 2007, Robert D. Reid resigned from our Board of Directors. On that same date, the Board of Directors of Centennial increased the number of directors constituting the full Board of Directors from 9 to 10, and appointed Paul H. Sunu and John J. Mueller to fill the vacancies resulting from such increase and from Mr. Reid’s resignation. On November 29, 2007, the Board of Directors of Centennial increased the number of directors constituting the full Board of Directors from 10 to 11, and appointed Michael R. Coltrane as a new director to fill the vacancy resulting from such increase. Mr. Sunu, Mr. Mueller, and Mr. Coltrane were each recommended to the Company by non-management directors.

The following table sets forth certain information concerning the nominees for director and their ownership of common stock as of July 14, 2008.

Nominee, Age, Year	Principal Occupation, Other Business	Number of Shares		Percent
First Became Director	Experience and Other Directorships	Beneficially Owned		of Class

J. Stephen Vanderwoude Age: 64 Director since October 20, 1999	Mr. Vanderwoude is currently a director and the Chairman of the Board of Directors of the Company. He was appointed Chairman of the Board of the Company in January 2008. He is currently a private investor. From 1996 until April 2007, he was Chairman and Chief Executive Officer of Madison River Telephone Company LLC, a company that acquired and operated rural telephone companies. Previously he was President, Chief Executive Officer and a director of Powerhouse Technologies, Inc., and a director of V-Band Corporation. He is currently a director of First Midwest Bancorp. He was formerly President and Chief Operating Officer and a director of Centel Corporation, and president of the local telecommunications division of Sprint Nextel Corp.	139,811	(1)		*

Darren C. Battistoni Age: 28 Director since March 14, 2007	Mr. Battistoni is currently a director of the Company. He is currently a Senior Associate with Welsh Carson. Prior to joining Welsh Carson in 2004, he was an investment-banking analyst at Credit Suisse for two years.	0			*

Michael R. Coltrane Age: 61 Director since November 29, 2007	Mr. Coltrane is currently a director of the Company. He was formerly the Chairman, President and Chief Executive Officer for CT Communications, Inc., an integrated telecommunications provider in North Carolina that was acquired in 2007 by Windstream Corporation. Prior to joining CT Communications in 1988, he was the Executive Vice President of First Charter Corporation, a regional banking and financial services company. Mr. Coltrane previously served as the Chairman, Vice Chairman and Secretary of the United States Telecom Association.	15,500	(2)		*

Nominee, Age, Year	Principal Occupation, Other Business	Number of Shares		Percent
First Became Director	Experience and Other Directorships	Beneficially Owned		of Class

Anthony J. de Nicola Age: 44 Director since January 7, 1999	Mr. de Nicola is currently a director of the Company. He joined Welsh Carson in 1994 and is currently Co-President of Welsh Carson. He is also a managing member or general partner of the respective sole general partners of Welsh Carson and other associated investment partnerships. Previously, he worked for William Blair & Co. for four years in the merchant banking area. He is a director of several private companies.	24,112,313	(3)	22.3%

Thomas E. McInerney Age: 66 Director since January 7, 1999	Mr. McInerney is currently a director of the Company. He served as Chairman of the Board of the Company from January 1999 to January 2008. He joined Welsh Carson in 1986 and is a managing member or general partner of the respective sole general partners of Welsh Carson and other associated investment partnerships. He is a director of Savvis, Inc., along with Mr. Pellow, and he is also a director of ITC DeltaCom Inc., Broadridge Financial Solutions, Inc., and several private companies. Mr. McInerney is also Chairman of the Board of Trustees of St. John’s University.	24,112,313	(4)	22.3%

John J. Mueller Age: 52 Director since September 27, 2007	Mr. Mueller is currently a director of the Company. He is currently an independent business consultant and was Chairman of Idearc, Inc., a directory publishing and information services business from 2006 to 2008. Mr. Mueller was previously the President, Chief Executive Officer and a member of the board of directors of Valor Communications Group, Inc. from 2004 to 2006 and was President, Chief Operating Officer and Executive Vice president of Valor from 2002 to 2004. He was formerly with Cincinnati Bell Inc. in various executive, operating and sales roles from 1979 to 2001.	15,000	(5)	*

Nominee, Age, Year	Principal Occupation, Other Business	Number of Shares		Percent
First Became Director	Experience and Other Directorships	Beneficially Owned		of Class

James P. Pellow Age: 46 Director since September 10, 2003	Mr. Pellow is currently a director of the Company. He has served as the Executive Vice President and Chief Operating Officer of St. John’s University since 1999. Mr. Pellow has served at St. John’s University in various capacities since 1991. Prior to 1991, Mr. Pellow worked at the accounting firm of Coopers & Lybrand and at Chapdelaine & Co., a New York City municipal bond brokerage firm. He, along with Mr. McInerney, is also a director of Savvis, Inc.	63,032	(6)		*

Raymond A. Ranelli Age: 60 Director since September 7, 2004	Mr. Ranelli is currently a director of the Company. He retired from PricewaterhouseCoopers in 2003 where he was a partner for over 20 years. Mr. Ranelli held several positions at PricewaterhouseCoopers including Vice Chairman and Global Leader of the Financial Advisory Services practice. Mr. Ranelli is also a director of Hawaiian Telcom Communications, Inc. and United Components, Inc.	56,319	(7)		*

Nominee, Age, Year	Principal Occupation, Other Business	Number of Shares		Percent
First Became Director	Experience and Other Directorships	Beneficially Owned		of Class

Scott N. Schneider Age: 50 Director since January 27, 2005	Mr. Schneider is currently a director of the Company. He is currently an Operating Partner and Chairman of Media and Communications for Diamond Castle Holdings, LP, a private equity firm. He was previously President and Chief Operating Officer of Citizens Communications Company from 2002 to 2004 and held various executive positions at Citizens since 2000. Prior to joining Citizens, Mr. Schneider was Chief Financial Officer and a member of the Board of Directors of Century Communications, where he worked from 1991 to 1999. Mr. Schneider also served as Chief Financial Officer, Senior Vice President and Treasurer and a member of the Board of Directors of Centennial from 1991 to 1999, which was partially owned by Century Communications during such period. He is also a director of National CineMedia, Inc.	56,904	(8)		*

Michael J. Small Age: 50 Director since January 7, 1999	Mr. Small is currently a director of the Company. He has served as Chief Executive Officer and a director of Centennial since January 1999. Prior to joining Centennial, Mr. Small served as Executive Vice President and Chief Financial Officer of 360 degrees Communications Company (now a subsidiary of ALLTEL Corporation) from 1995 to 1998. Prior to 1995, he served as President of Lynch Corporation, a diversified acquisition-oriented company with operations in telecommunications, manufacturing and transportation services.	2,065,006	(9)	1.9%

Paul H. Sunu Age: 52 Director since September 27, 2007	Mr. Sunu is currently a director of the Company. He is currently the Chief Financial Officer of Hargray Communications Group and was Chief Financial Officer of Hawaiian Telcom from 2007 to 2008. He was previously a member of the board of directors and Chief Financial Officer for Madison River Telephone Company LLC from 1996 to 2007.	22,500	(10)		*

*	Less than 1%.

(1)	Consists of 55,000 shares that Mr. Vanderwoude owns directly and 84,811 shares that Mr. Vanderwoude has the right to acquire pursuant to stock option grants.

(2)	Consists of 500 shares that Mr. Coltrane owns directly and 15,000 shares that Mr. Coltrane has the right to acquire pursuant to stock option grants.

(3)	See note (3) to the table under “Principal Stockholders of the Company.”

(4)	See note (2) to the table under “Principal Stockholders of the Company.”

(5)	Consists of 15,000 shares that Mr. Mueller has the right to acquire pursuant to stock option grants.

(6)	Consists of 2,000 shares that Mr. Pellow owns directly and 61,032 shares that Mr. Pellow has the right to acquire pursuant to stock option grants.

(7)	Consists of 56,319 shares that Mr. Ranelli has the right to acquire pursuant to stock option grants.

(8)	Consists of 56,904 shares that Mr. Schneider has the right to acquire pursuant to stock option grants.

(9)	Consists of 164,387 shares that Mr. Small owns directly and 1,900,619 shares that Mr. Small has the right to acquire pursuant to stock option grants.

(10)	Consists of 7,500 shares that Mr. Sunu owns directly and 15,000 shares that Mr. Sunu has the right to acquire pursuant to stock option grants.

Board of Directors and Corporate Governance

Our Board of Directors oversees the activities of our management in the handling of the business and affairs of our company. As part of the Board’s oversight responsibility, it monitors developments in the area of corporate governance, including new SEC and Nasdaq requirements, and periodically reviews and amends, as appropriate, our governance policies and procedures.

Independence

Our Board of Directors has determined that each of the members of our Board of Directors, except Michael J. Small, our Chief Executive Officer, is independent, as defined under applicable Nasdaq rules. In making this determination, the Board considered relevant facts and circumstances, including the number of shares beneficially owned by each of the directors and each director’s relationship, if any, to Welsh Carson, and Welsh Carson’s relationship to the Company (including the transactions described below under Certain Relationships and Related Transactions). Centennial’s independent directors meet in executive sessions throughout the year.

In addition, the Board of Directors has determined that each member of the Audit Committee is “independent” within the definition applicable to audit committee members contained in the Nasdaq Marketplace Rules. In making this determination with respect to Mr. Pellow, the Board of Directors considered that Mr. Pellow is the executive vice president and chief operating officer of St. John’s University and that Mr. McInerney, a director of the Company and a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and associated investment partnerships, is Chairman of the Board of Trustees of St. John’s University and has made significant charitable contributions to St. John’s University in his individual capacity over the last several years. The Board of Directors determined, after considering Mr. McInerney’s relationship with St. John’s University, including the size of his contributions relative to the size of St. John’s University’s revenues and the fact that the contributions were made by Mr. McInerney personally and not by the Company or by Welsh, Carson, Anderson & Stowe VIII, L.P. or its associated entities, that these relationships with St. John’s University would not interfere with Mr. Pellow’s exercise of independent judgment in carrying out his responsibilities as a director.

Board Attendance

The Board of Directors met ten times during the fiscal year ended May 31, 2008. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the committees of which said director was a member that were held during the period he was a director or member. All members of our Board of Directors attended our 2007 annual meeting of stockholders, with the exception of Mr. Pellow. We encourage our directors to attend the annual meeting of stockholders.

Nominations of Directors

In July 2007, our Board of Directors formed a Corporate Governance and Nominating Committee. This committee discusses nominations of directors not designated in accordance with the amended and restated stockholders agreement. Under the amended and restated stockholders agreement, certain affiliates of Welsh Carson have agreed to establish and maintain a Board of Directors consisting of eleven members. The amended and restated stockholders agreement further provides that the stockholders party to the agreement will vote for the election as director of the persons discussed above under “Election of Directors.” In selecting directors who are not designated in accordance with the amended and restated stockholders agreement, the Corporate Governance and Nominating Committee and the Board will consider candidates that possess qualifications and expertise that will enhance the composition of the Board, including the considerations set forth below. The considerations set forth below are not meant as minimum qualifications, but rather as guidelines in weighing all of a candidate’s qualifications and expertise.

•	Candidates should be individuals of personal integrity and ethical character.

•	Candidates should have background, achievements, and experience that will enhance our Board. This may come from experience in areas important to our business, substantial accomplishments or prior or current associations with institutions noted for their excellence. Candidates should have demonstrated leadership ability, the intelligence and ability to make independent analytical inquiries and the ability to exercise sound business judgment.

•	Candidates should be free from conflicts that would impair their ability to discharge the fiduciary duties owed as a director to Centennial and its stockholders.

•	Candidates should have, and be prepared to devote, adequate time and energy to the Board and its committees to ensure the diligent performance of their duties, including by attending meetings of the Board and its committees.

•	Due consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences, as well as age, gender and ethnicity.

•	Consideration will also be given to the independence requirements and audit committee membership requirements of the Securities and Exchange Commission and Nasdaq Stock Market, as well as any other relevant legal and regulatory requirements.

We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving us the benefit of the familiarity and insight into our affairs that our directors accumulate during their tenure. Accordingly, the process of the Corporate Governance and Nominating Committee and the Board for identifying nominees for directors who are not designated in accordance with the amended and restated stockholders agreement will reflect our practice of generally re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership on the Board, whom the Committee and the Board believes continue to make important contributions and who consent to continue their service on the Board. If the Committee and the Board determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and that there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee and the Board’s view the incumbent should not be re-nominated, the Committee and the Board will, absent special circumstances, generally propose the incumbent director for re-election.

If the incumbent directors are not nominated for re-election or if there is otherwise a vacancy on the Board, the Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates, including from members of the Board and management. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. The Committee and Board will also consider candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required by our By-Laws. Each stockholder recommendation should include at a minimum the director candidate’s name, biographical information and qualifications, and the director candidate’s acknowledgement that such person is willing to be nominated for directorship and serve as director if elected. The Committee and Board will consider stockholder recommendations regarding potential nominees for next year’s annual stockholders meeting, consistent with the policy described above, if we receive such recommendations prior to the deadline for stockholder proposal submissions, set forth below in “Stockholder Proposals.” Stockholder nominations that comply with these procedures and that meet the criteria outlined above will receive the same consideration that other candidates receive.

Depending on its level of familiarity with the candidates, the Committee may choose to interview certain of such candidates that it believes may possess qualifications and expertise required for membership on the Board. It may also gather such other information it deems appropriate to develop a well-rounded view of the candidate. Based on reports from those interviews or from Board members with personal knowledge and experience with a candidate, and on all other available information and relevant considerations, the Committee and the Board will select and nominate candidates who, in its view, are most suited for membership on the Board.

All selections by the Board of director nominees (including re-nominations of incumbent directors) who are not designated in accordance with the amended and restated stockholders agreement shall be approved by a majority of the independent directors (as defined by all applicable rules and regulations).

Committees of the Board of Directors

The Board of Directors has a Compensation Committee, an Audit Committee and a Corporate Governance and Nominating Committee. Currently, membership on these committees is as follows:

Corporate Governance and
Compensation Committee	Audit Committee	Nominating Committee

1. John J. Mueller (chair)	1. James P. Pellow (chair)	1. Scott N. Schneider (chair)
2. Anthony J. de Nicola	2. Michael R. Coltrane	2. Thomas E. McInerney
3. Thomas E. McInerney	3. Raymond A. Ranelli	3. James P. Pellow
4. J. Stephen Vanderwoude	4. Paul H. Sunu	4. J. Stephen Vanderwoude

The function of the Compensation Committee is to assist the Board in overseeing the Company’s compensation and employee benefit plans and practices. Our Compensation Committee, to the extent not otherwise approved by the full Board of Directors, also administers, determines the participants under and selects the recipients of awards under our 1999 Stock Option and Restricted Stock Purchase Plan (the “Stock Plan”). In addition, the Compensation Committee may from time to time retain compensation consultants to advise the Committee with respect to amounts or forms of executive and director compensation. The Compensation Committee has the sole authority to retain or terminate any compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Company. In fiscal 2008, the Compensation Committee engaged Mercer (US), Inc. (“Mercer”), a consulting firm specializing in executive compensation matters, to assist the Committee in the review of Centennial’s executive compensation program, and to, among other things, provide information on competitive market practices and survey data for both plan design and compensation levels. In addition, under the Compensation Committee’s charter, the Compensation Committee may delegate its authority to subcommittees consisting of at least two directors. The role of the Compensation Committee is described in greater detail in “Compensation Discussion and Analysis.” The Compensation Committee met three times during the fiscal year ended May 31, 2008.

The function of the Audit Committee and its activities during the past fiscal year are described under the heading “Audit Committee Report.” The Board of Directors has determined that Mr. Sunu is an “audit committee financial expert” as defined in Section 407 of the Sarbanes-Oxley Act. The Audit Committee met six times during the fiscal year ended May 31, 2008.

The function of the Corporate Governance and Nominating Committee is to assist the Board in overseeing the composition and operation of the Board, including to (i) identify and recommend to the Board individuals qualified to become Board members, (ii) recommend directors to serve on each of the Board committees and (iii) oversee matters concerning the Company’s corporate governance. The Corporate Governance and Nominating Committee met three times during the fiscal year ended May 31, 2008.

We have adopted written charters for our Compensation Committee, our Audit Committee, and our Corporate Governance and Nominating Committee, each of which describes the primary responsibilities of such committee. All such committee charters are available on the Corporate Governance page of the Investor Relations section of our website at www.ir.centennialwireless.com.

Communications with Directors

Stockholders may send written communications to the Board, committees of the Board and individual directors (or groups of directors) by mailing those communications to Centennial Communications Corp., 3349 Route 138, Wall, New Jersey 07719, Attn.: General Counsel, who will forward such communications to the relevant addressee. We will generally not forward to the directors shareholder communications that merely request general information about us.

Code of Conduct

We have adopted a written code of conduct applicable to directors, officers and employees. Our code of conduct is available on the Corporate Governance page of the Investor Relations section of our website at www.ir.centennialwireless.com. If we make any substantive changes to our code of conduct, or grant any waiver from a provision of the code of conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, we intend to disclose such events on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. The SEC rules also require such reporting persons to furnish us with a copy of all Section 16(a) forms they file. As a matter of practice, the Company typically files the Section 16(a) forms on behalf of its executive officers and directors, other than the Welsh Carson directors. We believe that during the fiscal year ended May 31, 2008, all Section 16(a) filing requirements applicable to our reporting persons were met.

COMPENSATION DISCUSSION AND ANALYSIS

The following provides an overview and analysis of our executive compensation programs and policies:

Compensation Program Philosophy and Objectives

Our vision is to be the premier regional provider of telecommunications services by tailoring the ultimate customer experience in the markets we serve. Competition for talented executives in the telecommunications industry is intense. Our ability to attract and retain executives with the requisite skills and experience to grow our business and achieve our business strategies is crucial to our ability to realize this vision. Accordingly, we have designed our executive compensation program to meet the following objectives:

•	Attract, motivate and retain highly qualified executives;

•	Align management interests with those of shareholders; and

•	Reward and encourage superior performance.

To attain these objectives, our executive compensation program contains both short-term and long-term incentives rewarding individual and company performance that generates returns for our shareholders.

Role of the Compensation Committee

The Compensation Committee is primarily responsible for overseeing our compensation and employee benefit plans and practices. In determining the compensation for our senior management, the Compensation Committee’s decisions are influenced by each individual’s experience level and scope of responsibility, the overall performance of the Company and the individual, and an assessment of the market for executive talent, including other peer companies.

The Compensation Committee takes into account each person’s performance in helping the Company achieve certain goals, including the following: (i) increasing revenues, (ii) increasing adjusted operating income, (iii) increasing the number of subscribers, (iv) meeting budgetary objectives, (v) the successful completion of certain acquisitions, dispositions, financings and other strategic initiatives and (vi) the successful achievement of certain individualized goals and objectives. The Compensation Committee evaluates the performance of our Chief Executive Officer, Mr. Small, directly. Mr. Small is not present during the Compensation Committees’ deliberations as to his compensation. With respect to senior management other than Mr. Small, the Compensation Committee relies upon the recommendation of Mr. Small, as the person in the best position to judge the respective performances of such individuals. As part of that process during fiscal 2008, Mr. Small reviewed, among other things, the publicly disclosed executive compensation levels at similarly-sized telecommunications companies as well as information provided by Mercer, the compensation consultant engaged by the Compensation Committee to provide a compensation benchmarking analysis.

Because the market for talented executives is extremely competitive, the Compensation Committee also considers, from time to time, the form and amount of compensation paid to executives of other companies, compiled from publicly available information. In addition, the Compensation Committee may from time to time retain compensation consultants to advise the Committee with respect to amounts or forms of executive and director compensation. In fiscal 2008, the Compensation Committee engaged Mercer as compensation consultants to assist the Committee in the review of Centennial’s executive compensation program, and to, among other things, provide information on competitive market practices and survey data for both plan design and compensation levels. As part of its mandate, Mercer delivered a benchmarking analysis of compensation (the “Mercer Compensation Analysis”)

of a peer group of companies that included the following companies: NII Holdings, Inc., Windstream Corp., MetroPCS Communications, Leap Wireless, XO Holdings, Inc., Cincinnati Bell Inc., Virgin Mobile USA, Inc., Time Warner Telecom Inc., Rural Cellular Corp., and IPCS Inc. Mercer also compared the Company’s executive compensation practices to its internal survey data. The Compensation Committee does not target a specific benchmark for compensation from such companies, but rather uses the information in light of the other factors.

Elements of Executive Compensation

Our executive compensation consists primarily of three elements: base salary, annual incentive bonuses, which provides short-term cash incentive compensation, and stock options under our Stock Plan, which provides long-term equity incentives. Our policy for setting each compensation component is set forth below. The Compensation Committee does not have a pre-established policy or target for the allocation between cash and non-cash elements or between short-term and long-term incentive compensation. Rather, the Compensation Committee combines its experience with a periodic review of market data to determine the appropriate level and mix of incentive compensation.

Base Salary

We determine base salaries for our executives based on, among other things, job responsibilities, their tenure with and individual contribution to the Company, and their prior relevant background and experience. We also take into account competitive market data, but do not target base salary at any particular level in comparison to the market. Our Compensation Committee reviews base salaries annually or at the time of a promotion or other significant change in responsibilities, and will increase salaries to recognize these factors. To maintain flexibility, we do not target base salary at any particular percent of total compensation.

Annual Incentive Bonus Plan

We provide short-term incentive compensation to our senior management through annual cash bonuses that are determined by reference to a formula that ties a target bonus objective to the achievement of certain pre-defined financial and individual performance benchmarks. Such annual cash bonuses are based primarily on corporate performance, as measured by reference to factors that reflect objective performance criteria over which management generally has the ability to exert some degree of control. The program is designed to reward executives for their contributions to the business goals that create shareholder value and to provide that a substantial portion of total compensation is at risk.

The Compensation Committee sets target bonuses, and the financial benchmarks for obtaining such target bonus, for each executive annually, based on recommendations from Mr. Small (other than with respect to himself). The financial benchmarks established by the Compensation Committee for fiscal 2008 for the Named Executives were as follows:

Name	Financial Benchmark	Weight	Leverage
Michael J. Small	Total Revenue less Roaming and Universal Service Fund Revenue	25%	8
	Total AOI[1] less Roaming and Universal Service Fund Revenue	50%	8
	Total Leverage Ratio	25%	8

Thomas J. Fitzpatrick	Total Revenue less Roaming and Universal Service Fund Revenue	25%	8
	Total AOI less Roaming and Universal Service Fund Revenue	50%	8
	Total Leverage Ratio	25%	8

Phillip H. Mayberry	US Wireless Revenue less Roaming and Universal Service Fund Revenue	30%	8
	US Wireless AOI less Roaming and Universal Service Fund Revenue	70%	8

Carlos T. Blanco	Puerto Rico Revenue less Universal Service Fund Revenue	50%	8
	Puerto Rico AOI less Phone Capital Expenditures and Universal Service Fund Revenue	50%	8

Tony L. Wolk	Total Revenue less Roaming and Universal Service Fund Revenue	30%	8
	Total AOI less Roaming and Universal Service Fund Revenue	70%	8

In general, the targets under the financial benchmarks are tied to our Board-approved budget for the relevant year. Under this formula, the Company’s executive officers’ actual bonus amounts could be greater or less than the target bonus based on the Company’s actual financial performance. In addition, an executive officers’ individual bonus award may be adjusted up or down by up to 15% based on the achievement of certain pre-defined personal objectives, which are generally established at the beginning of the fiscal year. The maximum bonus for any executive officer is 250% of target. At the conclusion of each fiscal year, the Compensation Committee determines the amount of each participant’s bonus award by reference to the formula for such participant and the Company’s (or an individual business unit’s) actual financial performance and achievement of the established personal objectives for such participant. For fiscal 2008, the percentage bonus achievement for Messrs. Small, Fitzpatrick, Mayberry, Blanco and Wolk were: 105.2%; 105.2%; 169.4%; 50.4%; and 98.8%, respectively.

1  AOI refers to Adjusted Operating Income and is a profitability measure of our business calculated as part of our financial statements.

As in setting base salaries, the Compensation Committee considers a combination of factors, such as job responsibility, tenure with the Company, individual contribution and market competition, in establishing each individual executive’s target bonus. Target bonuses are not set at any particular percentage of total compensation. Business and individual performance measures and target levels of performance are set by the Compensation Committee based on recommendations from Mr. Small. The target levels of performance are designed to be attainable but not assured, to motivate the participants in the annual incentive bonus plan to achieve such targets, and to reflect increasing value to shareholders.

Stock Options

The Compensation Committee believes it is important to provide our senior management with stock-based incentive compensation that increases in value in direct correlation with improvement in the performance of our common stock. This aligns management’s interests with those of our shareholders and supports the creation of long-term shareholder value. The fundamental philosophy is to link the amount of compensation for an executive to his or her contribution to the Company’s success in achieving financial and other objectives. In general, we grant stock options under our Stock Plan to officers and other employees (director level and above) upon commencement of their employment with us and periodically thereafter. We generally grant stock options at regularly scheduled Board or Compensation Committee meetings. For Named Executives, the practice of the Compensation Committee is to grant such equity awards to those individuals at a meeting that takes place near the end of the fiscal year, which may be before or after May 31 (the end of our fiscal year) in any particular year. For calendar 2008, such meeting took place on June 4, 2008, which was during fiscal 2009. Such grants of stock options to Named Executives are considered fiscal 2009 compensation and, accordingly, the Company did not grant stock options to its Named Executives in fiscal 2008.

As with other elements of compensation, the Compensation Committee considers a combination of factors, such as job responsibility, individual contribution and market competition, in establishing the amount of compensation provided by options to each individual executive. Equity incentives are not set at any particular percentage of total compensation.

The option awards are granted at an exercise price equal to the closing price of our common stock on the grant date (the date the grant is approved). Options generally vest in equal annual installments over a three or four year period following the grant date, provided the grantee remains employed on the vesting date, so that such compensation is at risk of forfeiture based on the executive’s continued service with us. The vesting restrictions are intended to compensate executives for their contribution over a period of time, consistent with our emphasis on the long-term nature of our equity compensation. The Stock Plan also provides for the award of restricted stock, although such awards have not been used in any material respect. No restricted stock was awarded during fiscal 2008.

In addition, we periodically review executive officer stock option awards to ensure that executives maintain sufficient unvested awards to promote their continued retention. As part of such review, in May 2007, the Compensation Committee noted that a significant amount and value of the option grants previously awarded had already vested. The Compensation Committee discussed the importance of retaining senior management and the fact that the existing option grants may not be serving as a powerful retention tool given the fact that many of the executives already have significant value in their vested options as compared to the value of their unvested options. The Compensation Committee discussed these issues with our full Board and concluded that additional option grants were needed to retain senior management. As a result, the option grants to senior management awarded in May 2007 were generally larger than in prior years. To increase the retentive aspect of these option grants, the Committee determined that these options would vest in equal annual installments over a four-year period instead of the three-year period used in prior years.

Other Benefits

We provide our executives with customary, broad-based benefits that are provided to all employees, including medical insurance, life and disability insurance, dental insurance, and a 401(k) plan.

We generally make matching contributions to each participant’s 401(k) plan account equal to 50% of the participant’s contribution up to 6% of the participant’s annual compensation. The matching contribution vests in equal installments over a four-year period to promote retention.

In addition to our broad-based benefits, we also make limited use of perquisites as an element of compensation. Perquisites are not a significant element of our compensation structure, but can be used to assist the executives in the performance of their duties, to make our executives more efficient and effective, and to attract, motivate and retain individuals in a competitive environment. In the past, these perquisites have been used more frequently with respect to executives of our Caribbean operations where such perquisites are more customary and are oftentimes necessary to attract executives to move to Puerto Rico from a different country. We believe these benefits provide executives with benefits comparable to those they would receive at other companies and are reasonable in scope and amount. The specific types and values of these perquisites is set forth in the notes to the Summary Compensation Table.

Employment Agreements and Termination Payments

To attract talented executives, we provide post-employment benefits to certain of our executives, depending on the benefits negotiated with the individual executives upon him or her joining the company, pursuant to employment agreements. In general, the employment agreements contain severance payments of between 6 to 12 months of base salary and a pro rata portion of the relevant target bonus for the relevant year. In addition, given industry consolidation and to ensure that we continue to attract, motivate and retain highly qualified executives, the Compensation Committee is considering adopting change in control severance agreements for certain executives.

Policy on Ownership of Stock and Options

We do not have any policy regarding levels of equity ownership (stock or options) by our executive officers or directors.

Recovery of Previously Paid Incentive Compensation

We do not have a policy with regard to the recovery of previously paid incentive compensation where such compensation has been paid based on financial information later determined to have been inaccurate through a financial statement restatement or otherwise. In such event, the matter would be referred to the Compensation Committee or Board for analysis and recommendation.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in this proxy statement, unless certain requirements are met. To maintain flexibility in compensating executive officers in a manner designed to aid in retention and promote varying corporate performance objectives, the Compensation Committee has not adopted a policy of meeting the Section 162(m) requirements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

We have reviewed and discussed the above “Compensation Discussion and Analysis” with management. Based upon this review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

The Compensation Committee

John J. Mueller (chair)
Anthony J. de Nicola
Thomas E. McInerney
J. Stephen Vanderwoude

EXECUTIVE COMPENSATION

The following table sets forth certain information for our fiscal year ended May 31, 2008, or fiscal 2008, and our fiscal year ended May 31, 2007, or fiscal 2007, with respect to compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, and each of our other three most highly compensated executive officers (collectively, the “Named Executives”).

Summary Compensation Table

				Non-Equity
			Option	Incentive Plan	All Other	Total
		Salary	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)

Michael J. Small	2008	$462,597	$1,678,580	$578,658	$16,584	$2,736,419
Chief Executive Officer	2007	$425,000	$917,522	$500,000	$14,204	$1,856,726

Thomas J. Fitzpatrick	2008	$347,115	$973,542	$289,329	$36,371	$1,646,357
Executive Vice President, Chief Financial Officer	2007	$325,000	$664,395	$250,000	$34,512	$1,273,907

Phillip H. Mayberry	2008	$322,115	$841,550	$465,730	$15,578	$1,644,974
President — US Wireless Operations	2007	$298,269	$491,357	$663,367	$12,050	$1,465,043

Carlos T. Blanco	2008	$309,640	$1,282,652	$126,120	$151,767	$1,870,179
President — Puerto Rico Operations	2007	$274,616	$766,747	$108,000	$161,619	$1,310,982

Tony L. Wolk	2008	$258,269	$565,529	$148,230	$22,181	$994,209
Senior Vice President, General Counsel, and Secretary	2007	$243,846	$306,661	$131,250	$9,423	$691,180

(1)	Amounts in the Option Awards column represent the dollar amounts recognized for financial statement reporting purposes for fiscal 2008 and fiscal 2007 for each Named Executive in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. These amounts include amounts related to awards granted in fiscal 2007 as well as in prior years. A discussion of the assumptions used in valuation of option awards may be found in Notes 1 and 7 to our Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended May 31, 2008.

(2)	Amounts in the Non-Equity Incentive Plan Compensation column represent amounts earned by each Named Executive during fiscal 2008 or 2007, as applicable, under our annual incentive bonus plan, although paid in the following fiscal year.

(3)	Amounts in the All Other Compensation column reflect, for each Named Executive, the sum of the incremental cost to us of all perquisites and personal benefits as follows:

(a)	Mr. Small’s other compensation for fiscal 2008 consists of $4,860 for a matching contribution made by us under our 401(k) Retirement Investment Plan, $5,400 for reimbursement of certain tax preparation and financial planning expenses, $2,300 for supplemental life/disability insurance, $2,000 for an executive health exam and $2,024 for tax gross-ups. Mr. Small’s other compensation for fiscal 2007 consists of $3,923 for a matching contribution made by us under our 401(k) Retirement Investment Plan, $5,400 for reimbursement of certain tax preparation and financial planning expenses, $810 for supplemental life/disability insurance, $2,000 for an executive health exam and $2,071 for tax gross-ups.

(b)	Mr. Fitzpatrick’s other compensation for fiscal 2008 consists of $4,712 for a matching contribution made by us under our 401(k) Retirement Investment Plan, $1,467 for reimbursement of certain tax preparation and financial planning expenses, $1,624 for supplemental life/disability insurance, $2,000 for an executive health exam, $16,906 for reimbursement of certain housing and related expenses and $9,663 for tax gross-ups. Mr. Fitzpatrick’s other compensation for fiscal 2007 consists of $3,000 for a matching contribution made by us under our 401(k) Retirement Investment Plan, $1,336 for reimbursement of certain tax preparation and financial planning expenses, $810 for supplemental life/disability insurance, $2,000 for an executive health exam, $17,387 for reimbursement of certain housing and related expenses and $9,979 for tax gross-ups.

(c)	Mr. Mayberry’s other compensation for fiscal 2008 consists of $7,067 for a matching contribution made by us under our 401(k) Retirement Investment Plan, $1,511 for supplemental life/disability insurance, $2,000 for an executive health exam and $5,000 for an automobile allowance. Mr. Mayberry’s other compensation for fiscal 2007 consists of $3,808 for a matching contribution made by us under our 401(k) Retirement Investment Plan, $1,242 for supplemental life/disability insurance, $2,000 for an executive health exam and $5,000 for an automobile allowance.

(d)	Mr. Blanco’s other compensation for fiscal 2008 consists of $128,241 for reimbursement of certain housing, club and related expenses, $20,020 for an automobile allowance, $1,506 for supplemental life/disability insurance, and $2,000 for an executive health exam. Mr. Blanco’s other compensation for fiscal 2007 consists of $138,620 for reimbursement of certain housing, club and related expenses, $17,864 for an automobile allowance, $1,893 for certain miscellaneous local benefits, $1,242 for supplemental life/disability insurance, and $2,000 for an executive health exam.

(e)	Mr. Wolk’s other compensation for fiscal 2008 consists of $6,740 for a matching contribution made by us under our 401(k) Retirement Investment Plan, $8,460 for reimbursement of tax preparation and financial planning expenses (approximately $3,000 of which related to fiscal 2007), $1,240 for supplemental life/disability insurance, $2,000 for an executive health exam and $3,740 for tax gross-ups. Mr. Wolk’s other compensation for fiscal 2007 consists of $3,392 for a matching contribution made by us under our 401(k) Retirement Investment Plan, $3,015 for reimbursement of tax preparation and financial planning expenses, $486 for supplemental life/disability insurance, $2,000 for an executive health exam and $530 for tax gross-ups.

The following table sets forth certain information with respect to grants of plan based awards to the Named Executives, consisting of grants under our annual incentive bonus plan, during fiscal 2008:

Grants of Plan Based Awards

	Estimated Future Payouts under Non-
	Equity Incentive Plan Awards(1)
	Threshold	Target	Maximum
Name	($)	($)	($)

Michael J. Small	—	$550,000	$1,375,000
Thomas J. Fitzpatrick	—	$275,000	$687,500
Phillip H. Mayberry	—	$275,000	$687,500
Carlos T. Blanco	—	$250,000	$625,000
Tony L. Wolk	—	$150,000	$375,000

(1)	Represents target and maximum payout levels under our annual incentive bonus plan for fiscal 2008. There is no threshold payout level under our annual incentive plan. The actual amount of incentive bonus earned by each Named Executive in fiscal 2008 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding the design of our annual incentive bonus plan is included under Compensation Discussion and Analysis.

As discussed in the Compensation Discussion and Analysis, the Company did not grant stock options or restricted stock to its Named Executives during fiscal 2008. The practice of the Compensation Committee is to grant stock options to Named Executives at a meeting that takes place near the end of the fiscal year, which may be before or after May 31 (the end of the fiscal year) in any particular year. For calendar 2008, such meeting took place on June 4, 2008, which was during fiscal 2009. Accordingly, such grants of stock options to Named Executives are considered fiscal 2009 compensation.

The grants of stock options to the Named Executives on June 4, 2008 were as follows:

	Number of	Exercise
Name	Stock Options(1)	Price

Michael J. Small	400,000	$8.37
Thomas J. Fitzpatrick	75,000	$8.37
Phillip H. Mayberry	75,000	$8.37
Carlos T. Blanco	75,000	$8.37
Tony L. Wolk	75,000	$8.37

(1)	Each of the option grants vest 25% per year, beginning June 4, 2009.

Employment Agreements

1. Michael J. Small — Chief Executive Officer.  In January 1999, we entered into an employment agreement with Michael J. Small, our Chief Executive Officer. The Compensation Committee has determined that Mr. Small’s base salary for fiscal 2009 will be $510,000 and his target bonus for fiscal 2009 will be $650,000. The term of Mr. Small’s employment agreement expires on September 30, 2009 (as a result of an automatic renewal), but will automatically renew for subsequent one-year terms unless we or Mr. Small give notice of non-renewal at least 90 days before the expiration of any renewal term. Mr. Small’s agreement provides for certain severance benefits in the event of his termination of employment under specified circumstances (see “Potential Payments upon Termination or Change In Control,” below). During the employment term and for a period of one year following the termination of his employment, except under certain circumstances, Mr. Small is subject to certain non-competition and non-solicitation provisions contained in his employment agreement.

2. Thomas J. Fitzpatrick — Executive Vice President and Chief Financial Officer.  We entered into an employment agreement with Thomas J. Fitzpatrick in July 2002. The Compensation Committee has determined that Mr. Fitzpatrick’s base salary for fiscal 2009 will be $360,000 and his target bonus for fiscal 2009 will be $275,000. The term of his employment agreement expires on August 19, 2009 (as a result of an automatic renewal) but will automatically renew for subsequent one-year terms unless we or Mr. Fitzpatrick give notice of non-renewal at least 90 days before the expiration of any renewal term. Mr. Fitzpatrick’s agreement provides for certain severance benefits in the event of his termination of employment under specified circumstances (see “Potential Payments upon Termination or Change In Control,” below). During the employment term and for a period of one year following the termination of his employment, Mr. Fitzpatrick is subject to certain non-competition and non-solicitation provisions contained in his employment agreement.

3. Carlos T. Blanco — President, Puerto Rico Operations.  We entered into an employment agreement with Carlos T. Blanco in May 2007. The Compensation Committee has determined that Mr. Blanco’s base salary for fiscal 2009 will be $300,000 and his target bonus for fiscal 2009 will be $250,000. The term of Mr. Blanco’s employment agreement expires on May 31, 2009 (as a result of an automatic renewal) but will automatically renew for subsequent one-year terms unless we or Mr. Blanco give notice of non-renewal at least 90 days before the expiration of the initial or any renewal term. Mr. Blanco’s agreement provides for certain severance benefits in the event of his termination of employment under specified circumstances (see “Potential Payments upon Termination or Change In Control,” below). During the employment term and for a period of one year following the termination of his employment, Mr. Blanco is subject to certain non-competition and non-solicitation provisions contained in his employment agreement.

4. Tony L. Wolk — Senior Vice President, General Counsel and Secretary.   We entered into an employment agreement with Tony L. Wolk in September 1999 that was amended and restated in August 2003. The Compensation Committee has determined that Mr. Wolk’s base salary for fiscal 2009 will be $275,000 and his target bonus for fiscal 2009 will be $150,000. The term of Mr. Wolk’s employment agreement expires on August 27, 2009 (as a result of an automatic renewal), but will automatically renew for subsequent one-year terms unless we or Mr. Wolk give notice of non-renewal at least 90 days before the expiration of the initial or any renewal term. Mr. Wolk’s agreement provides for certain severance benefits in the event of his termination of employment under specified circumstances (see “Potential Payments upon Termination or Change In Control,” below). During the employment term and for a period of one year following the termination of his employment, Mr. Wolk is subject to certain non-competition and non-solicitation provisions contained in his employment agreement.

Stock Plan

We established the Stock Plan in January 1999. The Stock Plan was approved by our stockholders in October 1999. The maximum number of shares issuable under the plan was increased several times through amendments approved by our Board of Directors and our stockholders. As of July 14, 2008, 1,762,481 shares remain available for future grants. The Stock Plan is scheduled to expire in January 2009. The Compensation Committee has recommended and our Board of Directors has approved, subject to stockholder approval, the Centennial Communications 2008 Stock Option and Restricted Stock Purchase Plan (see Proposal 2 — Approval of the Centennial Communications 2008 Stock Option and Restricted Stock Purchase Plan).

Administration of the Stock Plan has been delegated to the Compensation Committee. The Compensation Committee, within the parameters of the Stock Plan, has authority to determine to whom options or awards are granted, the number of options or awards granted, and the terms of such options and awards. All questions of interpretation or application of the Stock Plan are determined by the Compensation Committee, whose decisions are final and binding upon all participants.

Each option or award granted is evidenced by a stock option or restricted stock purchase agreement. The Compensation Committee will fix the term and vesting provisions of all options granted pursuant to the Stock Plan. Typically, we grant options that vest in equal annual installments over a three or four year period from the date of grant with a seven or ten year term. The exercise price of the stock options we grant is the closing price of the shares of common stock on the date the option is granted.

The following table sets forth certain information with respect to unexercised stock options held by the Named Executives outstanding on May 31, 2008:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option
	Options	Options		Exercise	Option
	(#)	(#)		Price	Expiration
Name	Exercisable	Un-Exercisable		($)	Date

Michael J. Small	150,000	450,000	(2)	$10.19	5/31/2017
	50,000	25,000	(3)	5.82	5/25/2013
	275,311	0		8.40	6/1/2012
	105,074	0		3.88	7/15/2011
	262,062	0		3.48	10/2/2013
	506,698	0		2.77	6/23/2013
	533,460	0		2.93	1/7/2009
Thomas J. Fitzpatrick	75,000	225,000	(2)	$10.19	5/31/2017
	33,334	16,666	(3)	5.82	5/25/2013
	196,652	0		8.40	6/1/2012
	105,074	0		3.88	7/15/2011
	131,031	0		3.48	10/2/2013
	363,892	0		1.84	8/19/2012
Phillip H. Mayberry	75,000	225,000	(2)	$10.19	5/31/2017
	33,334	16,666	(3)	5.82	5/25/2013
	117,990	0		8.40	6/1/2012
	105,074	0		3.88	7/15/2011
	131,031	0		3.48	10/2/2013
	115,296	0		2.77	6/23/2013
	70,509	0		3.24	3/11/2012
	286,548	0		2.93	1/7/2009
Carlos T. Blanco	75,000	225,000	(2)	$10.19	5/31/2017
	33,334	16,666	(3)	5.82	5/25/2013
	66,667	33,333	(4)	7.095	3/30/2013
	209,762	104,880	(5)	9.45	9/27/2012
Tony L. Wolk	50,000	150,000	(2)	$10.19	5/31/1017
	33,334	16,666	(3)	5.82	5/25/2013
	78,659	0		8.40	6/1/2012
	56,040	0		3.88	7/15/2011
	58,965	0		3.48	10/2/2013
	13,835	0		2.77	6/23/2013
	62,899	0		3.24	3/11/2012

(1)	On December 21, 2005, we issued $550 million in aggregate principal amount of senior unsecured notes due 2013. The net proceeds from the notes offering, together with a portion of our available cash, were used to pay a special cash dividend of $5.52 per share to our common stockholders. As a result of the special cash dividend, our common stock began trading ex-dividend on January 6, 2006. To compensate holders of our outstanding stock options for the loss in economic value of the options resulting from payment of the special cash dividend, we made (i) an adjustment, pursuant to our Stock Plan, to the exercise price and number of options (the “Adjustment”) held by holders of then-outstanding stock options under the Stock Plan and (ii) cash payments (the “Cash Payments”) to holders of then-vested stock options with an exercise price less than $13.22. The aggregate amount of the Cash Payments paid to holders of outstanding options was approximately $13 million. This amount represented the actual dividend that such holders would have received had they exercised all vested options on a cashless basis immediately before our common stock began trading ex-dividend on January 6, 2006 assuming a stock price of $13.22. The effect of the Adjustment and the Cash Payments, taken together, was to provide each holder of outstanding stock options with the same economic value immediately after the time our common stock began trading ex-dividend as such holder had immediately prior to such time. Awards shown in the Outstanding Equity Awards at Fiscal Year-End table reflect the number of shares underlying options and the exercise price of such options as adjusted to reflect the Adjustment.

(2)	These options were granted on May 31, 2007 and vest 25% per year on May 31, commencing May 31, 2008.

(3)	These options were granted on May 25, 2006 and vest 33.3% per year on May 25, commencing May 25, 2007.

(4)	These options were granted on March 30, 2006 and vest 33.3% per year on March 30, commencing March 30, 2007.

(5)	These options were granted on September 27, 2005 and vest 33.3% per year on September 27, commencing September 27, 2006.

The following table summarizes the exercise of stock options during fiscal 2008 by the Named Executives:

Option Exercises and Stock Vested Table

Option Awards
	Number of Shares		Value Realized
	Acquired on Exercise		on Exercise
Name	(#)		($)(1)

Michael J. Small	352,000	(2)	$2,398,356
Thomas J. Fitzpatrick	—		—
Phillip H. Mayberry	—		—
Carlos T. Blanco	—		—
Tony L. Wolk	—		—

(1)	The value realized on exercise is calculated based on the difference between the exercise price of the options and the market price of the stock at the time of exercise (i.e. price per share at which the underlying common stock was sold on that day.)

(2)	All shares were sold pursuant to a Rule 10b5-1 trading plan implemented by Mr. Small in October 2006.

Potential Payments upon Termination or Change In Control

Payments under Employment Agreements

As described above under “Employment Agreements”, we are party to employment agreements with Messrs. Small, Fitzpatrick, Blanco and Wolk that provide for certain severance benefits in the event of termination of their employment under specified circumstances.

Michael J. Small.  Under Mr. Small’s employment agreement, if we terminate Mr. Small’s employment other than for “cause” or by reason of his death or disability, or if Mr. Small terminates his employment with us for “Good

Reason” (each of “cause” and “Good Reason” as defined in the employment agreement), he is entitled to continue to receive his base salary with respect to the one-year period following such termination, a pro rata portion of any bonus payable for the fiscal year in which such termination occurs if the Company’s plan for such fiscal year is achieved, and life insurance and medical and health insurance for up to 12 months.

Had Mr. Small’s employment been terminated as of May 31, 2008, he would have been entitled to the following payments pursuant to his employment agreement and stock option grants:

			Stock
	Salary(1)	Bonus(2)	Options(3)	Benefits(4)	Total

Termination by us other than for cause or by reason of his death or disability, or termination by Mr. Small for Good Reason	$467,500	$550,000	$0	$16,911	$1,034,411

(1)	Represents the annual base salary for Mr. Small during the fiscal year ending May 31, 2008.

(2)	Represents the target bonus for Mr. Small for the year ended May 31, 2008 and assumes that 100% of the target bonus is paid.

(3)	Mr. Small’s stock option grant of May 31, 2007 provides for accelerated vesting following a change of control on the earlier to occur of (i) 6 months following the date of the change of control or (ii) the date Mr. Small is terminated by us other than for cause or he terminates employment for good reason. Amount disclosed assumes a change of control had occurred on or prior to May 31, 2008. The value associated with the accelerated vesting is zero because the exercise price of the stock options ($10.19) exceeds the closing price of the Company’s common stock on May 31, 2008 ($7.57).

(4)	The value of the continued life insurance and medical and health insurance benefits is based on the cost of these premiums to us, as of May 31, 2008, for 12 additional months.

Thomas J. Fitzpatrick.  Under Mr. Fitzpatrick’s employment agreement, if we terminate Mr. Fitzpatrick’s employment other than for “cause”, death or disability or he terminates the agreement for “Good Reason” (each of “cause” and “Good Reason” as defined in his employment agreement), Mr. Fitzpatrick will be entitled to continue to receive his base salary with respect to the one-year period following such termination, a pro rata portion of any bonus payable for the fiscal year in which such termination occurs if Mr. Fitzpatrick’s relevant performance targets are achieved, and life insurance and medical and health insurance for up to 12 months. In addition, if Mr. Fitzpatrick’s employment terminated by reason of his death or disability, he will be entitled to a pro rata portion of any bonus payable for the fiscal year in which such termination occurs if the relevant performance targets are achieved.

Had Mr. Fitzpatrick’s employment been terminated as of May 31, 2008, he would have been entitled to the following payments pursuant to his employment agreement and stock option grants:

			Stock
	Salary(1)	Bonus(2)	Options(3)	Benefits(4)	Total

Termination by us other than for cause or by reason of his death or disability, or termination by Mr. Fitzpatrick for Good Reason	$350,000	$275,000	$0	$16,911	$641,911
Termination for death or disability	—	275,000	$0	—	$275,000

(1)	Represents the annual base salary for Mr. Fitzpatrick during the fiscal year ending May 31, 2008.

(2)	Represents the target bonus for Mr. Fitzpatrick for the year ended May 31, 2008 and assumes that 100% of the target bonus is paid.

(3)	Mr. Fitzpatrick’s stock option grant of May 31, 2007 provides for accelerated vesting following a change of control on the earlier to occur of (i) 6 months following the date of the change of control or (ii) the date Mr. Fitzpatrick is terminated by us other than for cause or he terminates employment for good reason. Amount disclosed assumes a change of control had occurred on or prior to May 31, 2008. The value associated with the accelerated vesting is zero because the exercise price of the stock options ($10.19) exceeds the closing price of the Company’s common stock on May 31, 2008 ($7.57).

(4)	The value of the continued life insurance and medical and health insurance benefits is based on the cost of these premiums to us, as of May 31, 2008, for 12 additional months.

Carlos T. Blanco.  Under Mr. Blanco’s employment agreement, if we terminate Mr. Blanco’s employment other than for “cause” (as defined in his employment agreement), death or disability, Mr. Blanco will be entitled to continue to receive his base salary with respect to the one-year period following such termination and life insurance and medical and health insurance for up to 12 months. If Mr. Blanco’s employment is terminated by reason of his death or disability, he will be entitled to a pro rata portion of any bonus payable for the fiscal year in which such termination occurs if the relevant performance targets are achieved.

Had Mr. Blanco’s employment been terminated as of May 31, 2008, he would have been entitled to the following payments pursuant to his employment agreement and stock option grants:

			Stock
	Salary(1)	Bonus(2)	Options(3)	Benefits(4)	Total

Termination by us other than for cause or by reason of his death or disability	$300,000	—	$0	$4,944	$304,944
Termination for death or disability	—	$250,000	$0	—	$250,000

(1)	Represents the annual base salary for Mr. Blanco during the fiscal year ending May 31, 2008.

(2)	Represents the target bonus for Mr. Blanco for the year ended May 31, 2008 and assumes that 100% of the target bonus is paid.

(3)	Mr. Blanco’s stock option grant of May 31, 2007 provides for accelerated vesting following a change of control in the event that within one year following the date of the change of control, Mr. Blanco’s employment is terminated by us other than for cause or he terminates employment for good reason. Amount disclosed assumes a change of control had occurred on or prior to May 31, 2008. The value associated with the accelerated vesting is zero because the exercise price of the stock options ($10.19) exceeds the closing price of the Company’s common stock on May 31, 2008 ($7.57).

(4)	The value of the continued life insurance and medical and health insurance benefits is based on the cost of these premiums to us, as of May 31, 2008, for 12 additional months.

Tony L. Wolk.  Under Mr. Wolk’s employment agreement, if we terminate Mr. Wolk’s employment other than for “cause” (as defined in his employment agreement), death or disability, Mr. Wolk will be entitled to continue to receive his base salary with respect to the one-year period following such termination and life insurance and medical and health insurance for up to 12 months. If Mr. Wolk’s employment is terminated by reason of his death or disability, he will be entitled to a pro rata portion of any bonus payable for the fiscal year in which such termination occurs if the relevant performance targets are achieved.

Had Mr. Wolk’s employment been terminated as of May 31, 2008, he would have been entitled to the following payments pursuant to his employment agreement and stock option grants:

			Stock
	Salary(1)	Bonus(2)	Options(3)	Benefits(4)	Total

Termination by us other than for cause or by reason of his death or disability	$260,000	—	$0	$16,911	$276,911
Termination for death or disability	—	150,000	$0	—	$150,000

(1)	Represents the annual base salary for Mr. Wolk during the fiscal year ending May 31, 2008.

(2)	Represents the target bonus for Mr. Wolk for the year ended May 31, 2008 and assumes that 100% of the target bonus is paid.

(3)	Mr. Wolk’s stock option grant of May 31, 2007 provides for accelerated vesting following a change of control on the earlier to occur of (i) 6 months following the date of the change of control or (ii) the date Mr. Wolk is terminated by us other than for cause or he terminates employment for good reason. Amount disclosed assumes a change of control had occurred on or prior to May 31, 2008. The value associated with the accelerated vesting is zero because the exercise price of the stock options ($10.19) exceeds the closing price of the Company’s common stock on May 31, 2008 ($7.57).

(4)	The value of the continued life insurance and medical and health insurance benefits is based on the cost of these premiums to us, as of May 31, 2008, for 12 additional months.

Phillip H. Mayberry.  Mr. Mayberry’s stock option grant of May 31, 2007 provides for accelerated vesting following a change of control in the event that within one year following the date of the change of control, Mr. Mayberry’s employment is terminated by us other than for cause or he terminates employment for good reason. Assuming a change of control had occurred on or prior to May 31, 2008, the value associated with the accelerated vesting is zero because the exercise price of the stock options ($10.19) exceeds the closing price of the Company’s common stock on May 31, 2008 ($7.57).

Stock Plan

Under our Stock Plan, options are generally exercisable after termination only to the extent that the participant could have otherwise exercised such option as of the date on which he or she ceased to be so employed. Options are exercisable for the following periods after termination:

•	upon termination by the Company for cause or by the participant for any reason other than as a result of the participant’s death or disability, for one month;

•	upon termination by the Company other than for cause, for three months; and

•	upon termination as a result of the participant’s death or disability, for one year.

In addition, in the event of any offer to holders of our common stock generally relating to the acquisition of all or substantially all of their shares or any proposed transaction generally relating to the acquisition of substantially all of our assets or business, the Board may, in its sole discretion, cancel any outstanding options and pay to the holder thereof a value equal to the product of (i) the number of shares of common stock subject to the stock options so cancelled multiplied by (ii) the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of common stock pursuant to such acquisition exceeds (y) the exercise price applicable to such stock options.

Other Benefits

We have other plans and programs that provide benefits upon termination, such as our 401(k) plan. The provisions of these plans and programs apply to all participants in each plan or program, and do not discriminate in favor of the Named Executive Officers.

Directors’ Compensation

Each non-employee director (other than the Welsh Carson directors) receives a $25,000 annual retainer, $1,500 for each Board meeting or committee meeting attended in person or telephonically, an annual award of an option to purchase 15,000 shares of our common stock and reimbursement of expenses incurred in connection with attending meetings. In addition, the chairman of our Audit Committee receives an additional $10,000 annual fee.

The following table sets forth the compensation of each of our non-employee directors for fiscal 2008, other than Thomas E. McInerney, Darren C. Battistoni, and Anthony J. de Nicola (the Welsh Carson directors) and Robert D. Reid (a former Blackstone director), each of whom received no compensation for serving as directors during fiscal 2008. Compensation paid to Mr. Small, our Chief Executive Officer, is set forth in the Summary Compensation Table.

	Fees Earned
	or Paid in	Option	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)

Michael R. Coltrane	$23,000	$86,400	—	$109,400
John J. Mueller	$30,750	$102,750	—	$133,500
James P. Pellow	$59,000	$102,750	—	$161,750
Raymond A. Ranelli	$47,500	$102,750	—	$150,250
Scott N. Schneider	$43,000	$102,750	—	$145,750
Paul H. Sunu	$32,250	$102,750	—	$135,000
J. Stephen Vanderwoude	$53,500	$102,750	—	$156,250

(1)	Amounts in the Option Awards column represent the dollar amounts recognized for financial statement reporting purposes for fiscal 2008 for each director in accordance with SFAS 123R, which is equal to the grant date fair value of the options awarded to such director in fiscal 2008 calculated in accordance with SFAS 123R. A discussion of the assumptions used in valuation of option awards may be found in Notes 1 and 7 to our Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended May 31, 2008.

The following table sets forth the aggregate stock options held by each of our directors (other than Mr. Small) as of May 31, 2008:

Aggregate
Stock Options
Outstanding as
Name	of 5/31/2008

J. Stephen Vanderwoude	84,811
Thomas E. McInerney	0
Darren C. Battistoni	0
Michael R. Coltrane	15,000
Anthony J. de Nicola	0
John J. Mueller	15,000
James P. Pellow	61,032
Raymond A. Ranelli	56,319
Scott N. Schneider	56,904
Paul H. Sunu	15,000

Compensation Committee Interlocks and Insider Participation

The current members of our Board’s Compensation Committee are John J. Mueller, Anthony J. de Nicola, Thomas E. McInerney, and J. Stephen Vanderwoude. Messrs. McInerney and de Nicola are managing members of affiliates of Welsh Carson, which beneficially owns approximately 22% of our outstanding common stock as of July 14, 2008. Because of this affiliation, Messrs. McInerney and de Nicola may be deemed to have a material interest in the matters described under “Certain Relationships and Related Transactions.”

No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Audit Committee Report

The Company’s Board of Directors adopted a written Audit Committee charter which sets forth the key responsibilities of the Audit Committee. The charter can be accessed on the Corporate Governance page of the Investor Relations section of our website at www.ir.centennialwireless.com. All members of our Audit Committee qualify as “independent” directors under the current listing standards of the Nasdaq Stock Market applicable to audit committee members.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The principal purpose of the Audit Committee is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent auditors, the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended May 31, 2008. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (Communication With Audit Committees), relating to auditors’ judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

The Audit Committee has received the written disclosures and letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the auditors’ independence from the Company and has discussed with the independent auditors its independence. In addition, the Audit Committee also discussed with Deloitte & Touche LLP the overall scope and plans for its audit. To this end, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of its audit, the evaluations of Centennial’s internal controls, and the overall quality of Centennial’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 31, 2008, for filing with the SEC. The Audit Committee has also appointed, subject to stockholder ratification, Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2009.

Audit Committee

James P. Pellow (Chair)
Michael R. Coltrane
Raymond A. Ranelli
Paul H. Sunu

Auditor Independence

Deloitte & Touche LLP are our independent auditors. The Audit Committee of our Board of Directors has considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche’s independence.

Audit Fees

The following table shows the aggregate fees billed by Deloitte & Touche LLP for the fiscal years ended May 31, 2008 and 2007.

	2008	2007

Audit fees(1):	$2,290,780	$1,934,795
Audit-related fees(2):	118,000	144,256
Tax fees(3):	0	12,562
Other fees(4):	0	49,782

Total	$2,408,780	$2,141,395

(1)	Includes fees for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s quarterly reports and services normally provided by the independent registered accounting firm in connection with regulatory filings. Also included are fees for professional services rendered for the audits of (i) the effectiveness of the Company’s internal controls over financial reporting and (ii) statutory audits of certain of the Company’s subsidiaries. In addition, approximately $470,000 of the amount for fiscal 2008 represents fees for services performed in connection with transaction-related matters.

(2)	Audit-related fees consist of fees related to employee benefit plan audits.

(3)	Tax fees primarily consist of tax consulting services.

(4)	Other fees primarily consist of work performed in connection with the delivery of comfort letters and other miscellaneous services.

Policy on Pre-Approval of Audit and Permitted Non-Audit Services of the Independent Auditors

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. The purpose of this policy is to help ensure that the independent auditor maintains the highest level of independence from Centennial, in both appearance and fact. The Audit Committee will pre-approve all audit services and permissible non-audit services to be provided to us by our independent auditors. The Audit Committee will approve each year those non-audit engagements it deems appropriate and necessary, including the costs to us for such services up to certain dollar threshold amounts. Additional non-audit services, or provision of non-audit services in excess of the threshold amounts, will require separate pre-approval. The Audit Committee has delegated to each of its members the authority to grant certain pre-approvals between meetings in accordance with our policy. The relevant member of the Audit Committee will report its pre-approval decision to the Audit Committee at the next meeting.

Beneficial Ownership by Management

The following table sets forth, as of July 14, 2008, certain information with respect to the beneficial ownership of shares of common stock by the Named Executives of the Company and all directors and executive officers as a group.

	Shares of Stock		Percent
Name	Beneficially Owned		of Class

Michael J. Small	2,065,006	(1)	1.9%
Thomas J. Fitzpatrick	927,981	(2)	*
Phillip H. Mayberry	956,040	(3)	*
Carlos T. Blanco	384,763	(4)	*
Tony L. Wolk	363,904	(5)	*
All directors and executive officers as a group (16 persons)	29,384,053	(6)	26.0%

*	Less than 1%.

(1)	Consists of 164,387 shares that Mr. Small owns directly and 1,900,619 shares that Mr. Small has the right to acquire pursuant to stock option grants.

(2)	Consists of 22,998 shares that Mr. Fitzpatrick owns directly and 904,983 shares that Mr. Fitzpatrick has the right to acquire pursuant to stock option grants.

(3)	Consists of 299,897 shares that Mr. Mayberry owns directly and 656,143 shares that Mr. Mayberry has the right to acquire pursuant to stock option grants.

(4)	Consists of 384,763 shares that Mr. Blanco has the right to acquire pursuant to stock option grants.

(5)	Consists of 5,778 shares that Mr. Wolk owns directly and 358,126 shares that Mr. Wolk has the right to acquire pursuant to stock option grants.

(6)	Consists of 24,673,303 shares owned directly by such persons and 4,710,750 shares that may be acquired by such persons pursuant to stock option grants.

Certain Relationships and Related Transactions

Stockholders Agreement

On January 7, 1999, each of the stockholders of CCW Acquisition Corp. who purchased shares of CCW Acquisition Corp. under the securities purchase agreement, dated December 29, 1998, and CCW Acquisition Corp. entered into a stockholders agreement. The stockholders agreement became our obligation when we merged with CCW Acquisition Corp. on January 7, 1999. The original stockholders agreement was superseded by a first amended and restated stockholders agreement dated as of January 20, 1999, in connection with the transfer by WCA Management Corporation of its equity interest in Centennial to another investment fund, and the first amended and restated stockholders agreement was amended on July 24, 2006, June 4, 2007, September 27, 2007, and November 29, 2007. We refer to the first amended and restated stockholders agreement, as so amended, as the amended and restated stockholders agreement. The parties to the amended and restated stockholders agreement include Welsh Carson and its affiliates, Michael J. Small (our Chief Executive Officer), each of whom are our stockholders, and us. Pursuant to the November 29, 2007 amendment to the amended and restated stockholders agreement, the affiliates of The Blackstone Group, formerly parties to the amended and restated stockholders agreement, no longer are parties to, and have no rights and are entitled to no benefits under, nor have any obligations under, the amended and restated stockholders agreement.

Under the amended and restated stockholders agreement, the stockholders party to the agreement have agreed to establish and maintain for the Company a Board of Directors in the manner described under “Election of Directors.” The amended and restated stockholders agreement calls for the creation of a Compensation Committee consisting of three directors, two of whom will be designated by the Welsh Carson investors. The amended and restated stockholders agreement provides for an audit committee consisting of at least three directors, all of whom will be directors who qualify under the rules of the Nasdaq Global Select Market applicable to audit committee members. The amended and restated stockholders agreement requires that each other committee of our Board of Directors consist of at least three members, at least two of whom are selected by the Welsh Carson investors. The Welsh Carson investors’ right to designate directors terminates in the event that they no longer own at least 25% of the common stock (as adjusted for stock splits) owned by them on January 20, 1999.

The amended and restated stockholders agreement places restrictions on the ability of Mr. Small to transfer shares of common stock owned in his name or on his behalf without the consent of the Welsh Carson investors. There are exceptions for transfers in registered public offerings or to his spouse or children or to family trusts. In addition, the amended and restated stockholders agreement allows the Welsh Carson investors to repurchase at fair market value any shares owned by him at the time of the termination of his employment.

The amended and restated stockholders agreement grants Mr. Small the right to participate in any sale of common stock by any of the Welsh Carson investors. These co-sale provisions do not apply to transfers by Welsh Carson investors to affiliates, transfers by any of the Welsh Carson investors that are limited partnerships to their limited partners and transfers by Welsh Carson investors that are individuals to their spouses or children or to family trusts.

The amended and restated stockholders agreement grants the Welsh Carson investors the right to require Mr. Small to sell his shares of common stock to a third party who offers to buy at least 80% of our capital stock. The sale of the Company must be for cash or marketable securities and must require that we pay his fees and expenses.

We have granted preemptive rights to purchase shares of our common stock in proportion to the ownership of the stockholder in the situations described below to the Welsh Carson investors and Mr. Small. These preemptive rights apply to any sale by us of common stock or securities convertible into or exchangeable for common stock such as convertible debt, options or warrants. Issuances of employee stock options and registered public offerings are excluded from the preemptive rights provisions of the amended and restated stockholders agreement.

We have agreed not to take any of the following actions without the approval of the Welsh Carson investors, until the amended and restated stockholders agreement is terminated:

(1) amend, alter or repeal our certificate of incorporation or our by-laws in any manner that adversely affects the respective rights, preferences or voting power of the holders of our common stock, or the rights of the stockholders party to the amended and restated stockholders agreement, or

(2) enter into, or permit any of our subsidiaries to enter into, any transaction (other than with respect to normal employment arrangements, benefit programs and employee incentive option programs on reasonable terms, any transaction with a director (or an affiliate of such director) that is approved by a majority of the disinterested directors on our Board of Directors or a committee of our Board of Directors in accordance with Delaware law, customer transactions in the ordinary course of business, and the transactions contemplated by the amended and restated registration rights agreement described below) with:

•	any of our or our subsidiaries’ officers, directors or employees,

•	any person related by blood or marriage to any of our or our subsidiaries’ officers, directors or employees,

•	any entity in which any of our or our subsidiaries’ officers, directors or employees owns any beneficial interest, or

•	any stockholder of ours (or any affiliate of such stockholder) that owns, individually or collectively, at least 25% of our outstanding capital stock or any affiliate of any 25% stockholder.

Under the amended and restated stockholders agreement, each of the Welsh Carson investors and Mr. Small has agreed not to, and agreed to cause its affiliates not to, directly or indirectly, alone or in concert with others, without the prior written consent of holders of a majority of the shares held by the Welsh Carson investors, take any of the following actions:

(1) effect, seek, offer, engage in, propose or participate in

•	any acquisition of beneficial ownership of our equity or debt securities (or equity or debt securities of our subsidiaries) other than (a) pursuant to the preemptive rights granted under the amended and restated stockholders agreement, (b) acquisitions from other stockholders who are parties to the amended and restated stockholders agreement or (c) any stock dividend, stock reclassification or other distribution or dividends to the holders of our common stock generally,

•	any extraordinary transaction such as a merger or tender offer involving our company or any material portion of our business or a purchase of all or any substantial part of our assets or any material portion of our business, or

•	any solicitation of proxies with respect to the Company or any of our affiliates or any action resulting in any stockholder party to the amended and restated stockholders agreement or any of its affiliates becoming a participant in any board of director election contest with respect to the Company or any of our subsidiaries,

(2) propose any matter for submission to a vote of stockholders of the Company,

(3) seek to remove or appoint directors of the Company outside of the provisions of the amended and restated stockholders agreement, or

(4) form, join or in any way participate in or assist in the formation of a group of two or more persons for the purposes of acquiring, holding, voting, or disposing of equity securities of the Company, other than any group consisting exclusively of stockholders who are parties to the amended and restated stockholders agreement and their affiliates.

Under the amended and restated stockholders agreement, we have been required to pay WCA Management Corporation, an affiliate of Welsh, Carson, Anderson & Stowe VIII, L.P., an annual monitoring fee of $450,000 plus reasonable expenses. We are not required to pay these monitoring fees if the Welsh Carson investors sell 75% of the shares (adjusted for stock splits) owned by them on January 20, 1999.

All of the provisions of the amended and restated stockholders agreement that are described above will terminate upon the earlier to occur of (1) January 20, 2009, or (2) the completion of a registered public offering of common stock raising not less than $50 million for the Company.

Registration Rights Agreement

On January 7, 1999 each of the stockholders of CCW Acquisition Corp. who purchased shares of CCW Acquisition Corp. under the securities purchase agreement and CCW Acquisition Corp. entered into a registration rights agreement. The registration rights agreement became the Company’s obligation when we merged with CCW Acquisition Corp. on January 7, 1999. The original registration rights agreement was superseded by a first amended and restated registration rights agreement on January 20, 1999 in connection with the transfer by WCA Management Corporation of its equity interest in the Company to another investment fund, and the first amended and restated registration rights agreement was superseded by a second amended and restated registration rights agreement on July 24, 2006 and was further amended on June 4, 2007. We refer to the second amended and restated registration rights agreement, as so amended, as the amended and restated registration rights agreement. The parties to the amended and restated registration rights agreement include Welsh, Carson, Anderson & Stowe VIII, L.P. and its affiliates, The Blackstone Group and its affiliates and Michael J. Small, each of whom are our stockholders, and us.

The amended and restated registration rights agreement grants the Welsh Carson investors and The Blackstone Group investors the right to require the Company to register their shares of common stock under the Securities Act and assist in takedowns from shelf registration statements. The amended and restated registration rights agreement also grants each of the Welsh Carson investors, each of the Blackstone investors and Mr. Small the right to include, at their request, shares of common stock owned by them in registrations under the Securities Act by the Company.

Related Person Transaction Approval Policy

Under our Audit Committee charter, our Audit Committee is required to review and approve all transactions between us and a related person, to the extent required by applicable rules and regulations. Generally, management presents to the Audit Committee for approval at the next regularly scheduled Audit Committee meeting any related person transactions proposed to be entered into by us. In exercising its authority under the charter, the Audit Committee generally will approve or ratify a transaction between us and a related person after reviewing the facts and circumstances regarding such transaction and an analysis regarding the reasonableness of the transaction, including whether such transaction is on terms that are no less favorable to us than the terms we reasonably could have obtained on an arm’s-length basis with an unrelated person.

Proposal 2

APPROVAL OF THE CENTENNIAL COMMUNICATIONS
2008 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

General

In January 1999 we established the Stock Plan. The Stock Plan was approved by our stockholders in October 1999. As of July 14, 2008, 1,762,481 shares remain available for future grants under the Stock Plan.

The purpose of the Stock Plan is to promote the interests of the Company and its subsidiaries and the interests of our stockholders by providing an opportunity to selected employees and officers of the Company and its subsidiaries and to other persons providing services to the Company and its subsidiaries to purchase common stock of the Company. By encouraging such stock ownership, we seek to attract, retain and motivate such employees and other persons and to encourage such employees and other persons to devote their best efforts to the business and financial success of the Company. The Company and the Board of Directors believes the Stock Plan has been successful in helping us attract, retain and motivate employees.

The Stock Plan will expire in January 2009, eliminating our ability to utilize stock options, restricted stock awards and other awards as part of our compensation strategy for employees, officers, and other persons providing services to the Company and its subsidiaries. To continue to be able to achieve the objectives described above, our

Compensation Committee has recommended and our Board of Directors has approved, subject to stockholder approval, the Centennial Communications 2008 Stock Option and Restricted Stock Purchase Plan (the “2008 Stock Plan”).

The following summary describes the principal features of the 2008 Stock Plan and is qualified in its entirety by reference to the specific provisions of the 2008 Stock Plan, which is attached hereto as Appendix A.

The Board of Directors recommends that stockholders vote FOR the approval of the 2008 Stock Plan.

Description of the 2008 Stock Plan

Shares and Options Subject to Plan.  The 2008 Stock Plan provides for the grant of options or awards to purchase an aggregate 10,000,000 shares of common stock either in the form of incentive stock options (“ISOs”) intended to meet the requirements of Section 422 of the Internal Revenue Code or non-qualified stock options or restricted stock purchase awards. In the event that any outstanding option expires or is terminated for any reason, the unpurchased shares covered by such option will again be available for grants of options and restricted stock purchase awards. The 2008 Stock Plan includes provisions for adjustment of the number of shares of common stock available for grant or award thereunder and in the number of shares of common stock underlying outstanding options in the event of any stock splits, stock dividends or other relevant changes in the capitalization of the Company.

Eligibility.  Under the 2008 Stock Plan, employees, including officers, are eligible to receive grants of either ISOs structured to qualify under Section 422 of the Code, or non-qualified stock options and restricted stock purchase awards, both of which are not intended to meet the requirements of Code Section 422. Consultants and non-employee directors are eligible to be granted only nonqualified options and restricted stock purchase awards.

Administration.  Administration of the 2008 Stock Plan has been delegated to the Compensation Committee of the Board of Directors, consisting entirely of “Non-Employee Directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and “outside directors” within the meaning of Treasury regulation Section 1.162-27(e)(3) of the Code. If there is no Compensation Committee, or the Compensation Committee does not convene to take action, the full Board of Directors will have all of the authority and obligations of the Compensation Committee under the 2008 Stock Plan. The Compensation Committee, within the parameters of the 2008 Stock Plan, has authority to determine to whom options or awards are granted, the number of options or awards granted, and the terms of such options and awards. All questions of interpretation or application of the 2008 Stock Plan are determined by the Compensation Committee, whose decisions are final and binding upon all participants.

Terms of Options and Awards.  Each option or award granted will be evidenced by a stock option or restricted stock purchase agreement. The Compensation Committee will fix the term and vesting provisions of all options granted pursuant to the 2008 Stock Plan, provided, however, that the term of any option granted may not exceed ten years from the date on which the option is granted. The maximum number of options that may be granted to any person in any fiscal year is 5,000,000.

The exercise price of ISOs may not be less than 100% of the fair market value of the shares of common stock, as determined by the Board of Directors or the Compensation Committee, as the case may be, on the date the option is granted. The exercise price of non-qualified stock options may be equal to or more than the fair market value of the shares of common stock on the date the option is granted. The aggregate fair market value (determined as of the date an ISO is granted) of the shares of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. In addition, no ISO may be granted to an optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price is at least 110% of the fair market value of the shares of common stock and the option term is for no more than five years from the date on which the option is granted.

Options are not transferable other than by will or the laws of descent and distribution, and may only be exercised by the grantee during his or her lifetime, provided, however, that subject to the prior approval of the Compensation Committee, a grantee may assign or transfer non-qualified stock options to his or her immediate family or to a trust for the benefit of those individuals.

Restricted stock purchase awards granted under the 2008 Stock Plan will be in such amounts and at such times as determined by the Compensation Committee. The purchase price, as well as the vesting provisions, of such awards shall be determined by the Compensation Committee and the purchase price may be equal to, less than or more than the fair market value of the shares of common stock to be awarded.

Term of the 2008 Stock Plan.  The 2008 Stock Plan is effective as of July 29, 2008, subject to approval by the Company’s stockholders, and will continue in effect until July 29, 2018 unless terminated prior to such date by the Board of Directors.

Certain Federal Income Tax Consequences

The tax consequences of ISO’s, non-qualified stock options and restricted stock purchase awards are quite complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

ISOs granted pursuant to the 2008 Stock Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. If an optionee does not dispose of the shares acquired pursuant to exercise of an ISO within one year after the transfer of such shares to the optionee and within two years from grant of the option (the “ISO holding period requirements”), such optionee will recognize no taxable income as a result of the grant or exercise of such option. (However, for alternative minimum tax purposes the optionee will recognize as an item of tax preference the difference between the fair market value of the shares received upon exercise and the exercise price.) Any gain or loss that is subsequently recognized upon a sale or exchange of the shares may be treated by the optionee as long-term capital gain or loss, as the case may be. The Company will not be entitled to a deduction for federal income tax purposes with respect to the issuance of an ISO, the transfer of shares upon exercise of the option or the ultimate disposition of such shares (provided the ISO holding period requirements are satisfied).

If shares received upon exercise of an ISO are disposed of prior to satisfaction of the ISO holding period requirements, the optionee generally will recognize taxable ordinary income, in the year in which such disqualifying disposition occurs, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, and (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax information reporting requirements. In addition, the excess, if any, of the amount realized by the optionee on such disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will be treated as capital gain, long-term or short-term, depending on whether, after exercise of the option, the shares were held for more than one year (the applicable long-term capital gain holding period) prior to such disposition.

Non-qualified stock options may be granted under the 2008 Stock Plan. An optionee generally will not recognize any taxable income upon grant of a non-qualified stock option. The optionee will recognize taxable ordinary income, at the time of exercise of such option, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Such amount will ordinarily be deductible by the Company in the same year, provided that the Company satisfies certain federal income tax information reporting requirements. Any gain or loss that is subsequently recognized by the optionee upon a sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on whether, after the exercise of the option, the shares were held for more than one year prior to such sale or exchange.

Restricted stock purchase awards may also be granted pursuant to the 2008 Stock Plan. A recipient of a restricted stock purchase award generally will not recognize taxable income upon the purchase of shares of restricted stock, unless he or she makes a timely election under Section 83(b) of the Code. Such a recipient, however, would recognize taxable ordinary income (and the holding period for such shares would commence) at the time that such shares become vested, in an amount equal to the excess of the fair market value of the shares at that time over the purchase price paid for such shares. If, on the other hand, the recipient makes a timely election under Section 83(b), he or she would recognize taxable ordinary income (and the holding period for such shares would commence) at the time of purchase, in an amount equal to the excess of the fair market value of the shares at that time (determined without regard to any transfer restrictions imposed on the shares, vesting provisions or any restrictions imposed by the securities laws) over the purchase price paid for such shares. In either case, the Company should be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient in the same year that the recipient recognized such income, provided that the Company satisfies certain federal income tax information reporting requirements. Any gain or loss that is subsequently recognized by the recipient upon a sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on whether the shares were held for more than one year prior to such sale or exchange.

Other Information

Since it is within the discretion of the Compensation Committee to determine which employees and directors will receive awards under the 2008 Stock Plan, the number of awards to be granted under the 2008 Stock Plan to specified persons cannot be determined. See “Executive Compensation — Grants of Plan-Based Awards” and “Director Compensation” for information as to the number and types of awards granted to the Company’s named executive officers and directors under the Stock Plan in fiscal 2008.

Equity Compensation Plan Information

The following table provides information as of May 31, 2008 about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plan, the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan:

Number of Securities
Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of Outstanding	Outstanding	Plans (Excluding
	Options, Warrants and	Options, Warrants	Securities Reflected in
Plan Category	Rights	and Rights	Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	11,172,574	$6.67	3,655,305
Equity compensation plans not approved by stockholders	—	—	—

Total	11,172,574	$6.67	3,655,305

(1)	Our existing equity compensation plan has been approved by our stockholders.

Proposal 3

RATIFICATION OF INDEPENDENT AUDITORS

Our Audit Committee has selected the firm of Deloitte & Touche LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for the fiscal year ending May 31, 2009. In accordance with our policy of seeking annual stockholder ratification of the selection of auditors, we request that such selection be ratified by stockholders. We have been advised by Deloitte & Touche LLP that neither that firm nor any of its partners has any other relationship, direct or indirect, with the Company or its subsidiaries that would effect independence. We expect representatives of Deloitte & Touche LLP to be present at the Annual Meeting, and such representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2009.

STOCKHOLDER PROPOSALS

If a stockholder wishes to submit a proposal for inclusion in the proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders, in accordance with Rule 14a-8 under the Exchange Act, such proposal must be received by the Company at its principal executive offices not later than April 20, 2009. To properly present matters outside the Rule 14a-8 process or to nominate directors at the 2009 Annual Meeting of Stockholders, shareholders must comply with the advance notice requirements contained in the Company’s by-laws. Such notices must be received by the Company not earlier than May 28, 2009 nor later than June 27, 2009 (unless the 2009 Annual Meeting of Stockholders is not held within 30 days of September 25, 2009) and must include the specified information concerning the proposal or nominee as described in the Company’s by-laws.

In accordance with Rule 14a-4(c)(1) of the Exchange Act, management proxy holders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company’s Annual Meeting in 2009 as to which the proponent fails to notify the Company on or before July 4, 2009 (one year after 45 days prior to the date on which this Proxy Statement was first mailed to stockholders). Notifications must be addressed to the Company’s General Counsel at 3349 Route 138, Wall, New Jersey 07719.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any other business which others intend to bring before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment of the Annual Meeting, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine.

By Order of Board of Directors

Tony L. Wolk
Senior Vice President, General Counsel and Secretary

Dated: August 13, 2008

Please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, or vote by telephone or via the Internet. On written request of any stockholder, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008, including the financial statements and the schedules thereto, required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act may be obtained without charge from Tony L. Wolk, General Counsel, Centennial Communications Corp., 3349 Route 138, Wall, New Jersey 07719.

APPENDIX A

CENTENNIAL COMMUNICATIONS CORP. AND ITS SUBSIDIARIES 2008 STOCK OPTION AND
RESTRICTED STOCK PURCHASE PLAN

Section 1.  Purpose.  The purpose of the Centennial Communications Corp. and its Subsidiaries 2008 Stock Option and Restricted Stock Purchase Plan (the “Plan”) is to promote the interests of Centennial Communications Corp., a Delaware corporation (the “Company”), and any Subsidiary thereof and the interests of the Company’s stockholders by providing an opportunity to selected Employees to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such Employees and to encourage such Employees to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of “non-qualified stock options” and/or “incentive stock options” to acquire the Common Stock of the Company and/or by the granting of rights to purchase the Common Stock of the Company on a “restricted stock” basis. Under the Plan, the Committee (as hereinafter defined) shall have the authority (in its sole discretion) to grant “incentive stock options” within the meaning of Section 422(b) of the Code, “non-qualified stock options” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or “restricted stock” awards.

No grant of “incentive stock options” shall be made under this Plan unless such Plan is approved by the stockholders of the Company within 12 months of the date of the adoption of such Plan by the Board of Directors.

Section 2.  Definitions.  For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

2.1. “Award” shall mean an award of the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

2.2. “Board of Directors” shall mean the Board of Directors of the Company.

2.3. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4. “Committee” shall mean the committee of the Board of Directors referred to in Section 5 hereof; provided, that if no such committee is appointed by the Board of Directors or if the Committee does not convene to take any action, the Board of Directors shall have all of the authority and obligations of the Committee under the Plan.

2.5. “Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

2.6. “Employee” shall mean (i) with respect to an ISO, any person, including, without limitation, an officer of the Company, who, at the time an ISO is granted to such person hereunder, is employed by the Company or any Parent or Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option and/or an Award, any person employed by, or performing services for, the Company or any Parent or Subsidiary of the Company, including, without limitation, employees, officers, directors and consultants.

2.7. “Fair Market Value” on any date shall mean, with respect to Common Stock or other property, the fair market value of such Common Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean, (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded (or if there shall be no such closing price on such date, the last preceding date on which there was a sale of such Common Stock on such exchange), or (ii) if the shares of Common Stock are not then listed on a national securities exchange but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market (or if no such prices exist on such date, the last preceding date on which there was a sale of such Common Stock in such market), or if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

2.8. “ISO” shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code.

2.9. “Non-Qualified Option” shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a “non-qualified stock option” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

2.10. “Option” shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

2.11. “Participant” shall mean any Employee to whom an Award and/or an Option is granted under the Plan.

2.12. “Parent” of the Company shall have the meaning set forth in Section 424(e) of the Code.

2.13. “Subsidiary” of the Company shall have the meaning set forth in Section 424(f) of the Code.

Section 3.  Eligibility.   Awards and/or Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

Section 4.  Common Stock Subject to the Plan.

4.1. Number of Shares.  The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan shall not exceed in the aggregate 10,000,000 shares of Common Stock (subject to adjustment as provided in Section 8 hereof). In no event may any Employee be granted more than 5,000,000 Options in any fiscal year of the Company.

4.2. Reissuance.  The shares of Common Stock that may be subject to Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under the Plan.

4.3. Special ISO Limitations.

(a) The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

(b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless (i) the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

4.4. Limitations Not Applicable to Non-Qualified Options or Awards.

Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

Section 5.  Administration of the Plan.

5.1. Administration.  Subject to the proviso in Section 2.4 hereof, the Plan shall be administered by a committee of the Board of Directors (the “Committee”) established by the Board of Directors and consisting of no less than two persons. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” within the meaning of Treasury regulation Section 1.162-27(e)(3). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

5.2. Grant of Options/Awards.

(a) Options.  The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the amount (not less than the Fair Market Value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant and/or shares of Common Stock otherwise issuable upon exercise of an option may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.

(b) Awards.  The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than the Fair Market Value of such shares on the date the Award is granted (but in no event less than the par value of such shares); (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of common Stock acquired pursuant to an Award may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to purchase the Common Stock subject to an Award); (x) to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

5.3. Interpretation.  The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

5.4. Finality.  The interpretation and construction by the Committee of any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

5.5. Expenses, Etc.  All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

Section 6.  Terms and Conditions of Options.

6.1. ISOs.  The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

The terms and conditions of each ISO shall include the following:

(a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

(b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant’s lifetime, an ISO shall be exercisable only by the Participant.

(c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate); provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted).

Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

(d) To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any “disqualifying disposition” of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

(e) The terms and conditions of each ISO may include the following provisions:

(i) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed (or such other period as the Committee may determine), and, unless otherwise determined by the Committee, only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

(ii) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed (or such other period as the Committee may determine), and, unless otherwise determined by the Committee, only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

(iii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed (or such other period as the Committee may determine), and, unless otherwise determined by the Committee, only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

(iv) In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month (or such other period as the Committee may determine) after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year (or such other period as the Committee may determine) after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any

ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death (or such other period as the Committee may determine), and, unless otherwise determined by the Committee, only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

6.2. Non-Qualified Options.  The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422(b) of the Code, but will be a “non-qualified stock option” for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

The terms and conditions of each Non-Qualified Option Agreement shall include the following:

(a) The option (exercise) price shall be fixed by the Committee and may be equal to or, more than 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

(b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

(c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant’s lifetime a Non-Qualified Option shall be exercisable only by the Participant, provided, however, that subject to the prior approval of the Committee, any Participant may assign or transfer its Non- Qualified Options to the Participant’s immediate family or to a trust for the benefit of those individuals.

(d) The terms and conditions of each Non-Qualified Option may include the following provisions:

(i) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be an Employee (or such other period as the Committee may determine), and, unless otherwise determined by the Committee, only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

(ii) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be an Employee (or such other period as the Committee may determine), and, unless otherwise determined by the Committee, only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

(iii) In the event a Participant shall cease to be an Employee of the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non Qualified Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be an Employee (or such other period as the Committee may determine), and, unless otherwise determined by the Committee, only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

(iv) In the event a Participant shall die while an Employee of the Company or a Parent or Subsidiary of the Company (or within a period of one month (or such other period as the Committee may determine) after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year (or such other period as the Committee may determine) after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any Non-Qualified Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death (or such other period as the Committee may determine), and, unless otherwise determined by the Committee, only to the extent that the Participant could have otherwise exercised such Non-Qualified Option at the time of his death. In such event, such Non-Qualified Option may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the Non-Qualified Option directly from the Participant by bequest or inheritance.

(e) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

6.3. Method of Option Exercise.  An Option that is exercisable hereunder may be exercised pursuant to such procedures as may be established by the Committee from time to time. The Option Price shall be paid in full at the time of exercise in one of the following ways: (i) in cash or cash equivalents, (ii) in shares of Common Stock, whether already owned by the Participant or otherwise issuable upon exercise of the Option, valued at Fair Market Value on the date of exercise, or (iii) any other method set forth in an applicable agreement evidencing such Option (including by permitting broker’s cashless exercise procedure). An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Common Stock covered thereby are fully paid and issued to him and, except as provided in Section 8 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

7. Terms and Conditions of Awards.  The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the

Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

The terms and conditions of each Award may include the following:

(a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Committee and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Award on the date the Award is granted (but in no event less than the par value of such shares).

(b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

(c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to any restrictions imposed on such Stock and such other matters as the Committee may determine.

(d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld, or if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

Section 8.  Adjustments.

(a) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, issuance of warrants or other rights to purchase Common Stock or other securities of the Company to all holders of Common Stock whether as a dividend or otherwise or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock (or other securities or other property) that thereafter may be made the subject of Options and Awards, (ii) the number and type of shares of Common Stock (or other securities or other property, including cash) subject to outstanding Options and Awards and (iii) the purchase or exercise price with respect to any Option or Award; provided, however, that the number of shares of Common Stock covered by any Option or Award or to which such Option or Award relates shall always be a whole number.

(b) Notwithstanding Section 8(a), in the event of (i) any offer to holders of the Company’s Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an “Acquisition”), the Committee may, in its sole discretion, cancel any outstanding Options (provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith) equal to the product of (A) the number of shares of Common Stock (the “Option Shares”) subject to the Options so cancelled multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.

Section 9.  Effect of the Plan on Employment Relationship.  Neither the Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant’s employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

Section 10.  Amendment of the Plan.  The Committee may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Committee may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder, (ii) to decrease the minimum exercise price specified by the Plan in respect of ISOs or (iii) to change the class of Employees eligible to receive ISOs under the Plan.

Section 11.  Termination of the Plan.  The Committee may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Committee, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

Section 12.  Effective Date of the Plan.  The Plan shall be effective as of July 29, 2008, the date on which the Plan was adopted by the Board of Directors, subject to the approval of the holders of the outstanding capital stock of the Company.

Section 13.  Section 409A Compliance.  This Plan is intended to comply with the requirements of Code Section 409A, and the regulations issued thereunder. To the extent of any inconsistencies with the requirements of Code Section 409A, the Plan shall be interpreted and amended in order to meet such Code Section 409A requirements. Notwithstanding anything contained in this Plan or in any amendments attached hereto to the contrary, it is the intent of the Company to have this Plan interpreted and construed to comply with any and all provisions of Code Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

Section 14.  Governing Law; Construction.  The validity and construction of the Plan and the instruments evidencing options and awards shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

ANNUAL MEETING OF STOCKHOLDERS OF CENTENNIAL COMMUNICATIONS CORP. September 25, 2008 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 21130300000000000000 3 092508 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Signature of Stockholder Date: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: ODarren C. Battistoni OMichael R. Coltrane OAnthony J. de Nicola OThomas E. McInerney OJohn J. Mueller OJames P. Pellow ORaymond A. Ranelli OScott N. Schneider OMichael J. Small OPaul H. Sunu OJ. Stephen Vanderwoude 2. 3. 4. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: FOR AGAINST ABSTAIN Proposal to approve the Company’s 2008 Stock Option and Restricted Stock Purchase Plan. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2009. In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND FOR PROPOSALS 2 AND 3 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 4. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The undersigned hereby revokes any proxy or proxies heretofore given. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF CENTENNIAL COMMUNICATIONS CORP. September 25, 2008 PROXY VOTING INSTRUCTIONS MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. -OR TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718921- 8500 from foreign countries and follow the instructions. Have your proxy card available when you call. -OR INTERNET -Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. -OR IN PERSON -You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 21130300000000000000 3 092508 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: O Darren C. Battistoni O Michael R. Coltrane O Anthony J. de Nicola O Thomas E. McInerney O John J. Mueller O James P. Pellow O Raymond A. Ranelli O Scott N. Schneider O Michael J. Small O Paul H. Sunu O J. Stephen Vanderwoude FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: 2. 3. 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: FOR AGAINST ABSTAIN Proposal to approve the Company’s 2008 Stock Option and Restricted Stock Purchase Plan. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2009. In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND FOR PROPOSALS 2 AND 3 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 4. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The undersigned hereby revokes any proxy or proxies heretofore given. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 CENTENNIAL COMMUNICATIONS CORP. 3349 ROUTE 138, BLDG A. WALL, NJ 07719 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Thomas J. Fitzpatrick and Tony L. Wolk, and each of them, proxies of the undersigned, with full power of substitution, to vote all common stock of Centennial Communications Corp., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 25, 2008, or at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, on the following matters: (Continued and to be signed on the reverse side) 14475